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COLUMBIA BANKING SYSTEM, INC.
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Columbia Banking System, Inc. 1301 “A” Street Tacoma, Washington 98402-4200
March 15, 2022
Dear Shareholder:
We are pleased to invite you to the virtual annual meeting of Columbia Banking System, Inc., which will be conducted exclusively via live webcast at www.virtualshareholdermeeting.com/COLB2022 at 10:00 a.m. Pacific time on Wednesday, April 27, 2022.
The virtual annual meeting is intended to facilitate shareholder attendance by enabling shareholders to participate from any location and at no cost. We believe this is the right choice for Columbia at this time, as it enables engagement with our shareholders, regardless of size, resources, or physical location, while supporting the well-being of our shareholders, employees, and directors. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/COLB2022. To participate in the virtual meeting, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form. The meeting webcast will begin promptly at 10:00 a.m. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., and you should allow ample time for the check-in procedures. If you experience any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page starting at 9:45 a.m. on the date of the meeting.
At the meeting, you and the other shareholders will be asked to consider and vote on proposals with respect to (i) the election of 12 nominees for director to serve on our Board of Directors; (ii) an advisory vote on executive compensation; and (iii) the ratification of the appointment of our independent registered public accounting firm for the 2022 fiscal year.
You also will have the opportunity to hear Columbia’s management discuss the developments in our business and industry in the past year and to ask questions pertinent to the meeting. You will find additional information concerning Columbia and its operations, including its audited financial statements, in the Annual Report for the year ended December 31, 2021, which is available on our website at www.columbiabank.com in the “About – Investor Relations” section.
We hope that you can join us online on April 27. Whether or not you plan to attend the virtual meeting, please take the time to vote online, by telephone or by completing and mailing the proxy card (if you received one) as soon as possible. Your opinion and your vote are important to us. Voting by proxy will not prevent you from voting online if you attend the meeting, but it will ensure that your vote is counted if you are unable to attend.

Craig D. Eerkes	Clint E. Stein
Chair, Board of Directors	President & Chief Executive Officer

COLUMBIA BANKING SYSTEM, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 27, 2022
TIME
10:00 a.m. Pacific time on Wednesday, April 27, 2022
VIRTUAL MEETING www.virtualshareholdermeeting.com/COLB2022
HOW TO PARTICIPATE
Visit www.virtualshareholdermeeting.com/COLB2022 and enter the control number found on your notice, proxy card or instruction form.
ITEMS OF BUSINESS
The purposes of the meeting are as follows:

	Board Recommendation	Page Reference
(1) To elect the 12 nominees for director named in this proxy statement to serve on the Board of Directors until the 2023 Annual Meeting of Shareholders or until their successors have been elected and have qualified.	FOR	3
(2) To approve, on an advisory basis, the compensation of the Company’s named executive officers.	FOR	40
(3) To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.	FOR	46
(4) To transact such other business as may properly come before the meeting or any adjournment thereof.	FOR
RECORD DATE You are entitled to vote at the annual meeting and at any adjournments or postponements of the meeting if you were a shareholder at the close of business on March 2, 2022.
VOTING
By Internet To vote before the meeting, visit www.proxyvote.com. To vote at the meeting, visit www.virtualshareholder meeting.com/ COLB2022

By Toll Free Number 1-800-690-6903

By Mail Follow the instructions on your proxy card

VOTING BY PROXY
Please vote online or by telephone or submit your proxy card (if you received one) as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions in the proxy statement and on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a hard copy of the proxy materials, on the enclosed proxy card.

Dated: March 15, 2022
By Order of the Board of Directors,

Kumi Yamamoto Baruffi
Executive Vice President, General Counsel & Corporate Secretary
Tacoma, Washington

i

Columbia Banking System, Inc. 1301 “A” Street Tacoma, Washington 98402-4200 (253) 305-1900
PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the 2022 Shareholder Meeting:
This proxy statement, the Notice of Internet Availability of Proxy Materials (the “Notice”) and our annual report to shareholders for the year ended December 31, 2021 (the “2021 Annual Report”) are available at www.columbiabank.com.*
The Columbia Board of Directors (the “Board”) is soliciting proxies for this year’s Annual Meeting of Shareholders (the “Annual Meeting”). This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully. In this proxy statement, the terms the “Company,” “Columbia,” “we,” “us” or “our” refer to Columbia Banking System, Inc., and the terms “the Bank,” or “Columbia Bank” refer to Columbia State Bank, our wholly owned subsidiary.
INFORMATION ABOUT THE ANNUAL MEETING
The meeting will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/COLB2022 at 10:00 a.m. Pacific time on Wednesday, April 27, 2022.
The Board set March 2, 2022 as the record date for the meeting (the “Record Date”). Shareholders who owned Columbia common stock at the close of business on that date are entitled to vote at the Annual Meeting, with each share entitled to one vote for each matter to be voted on at the meeting. There were 78,706,184 shares of Columbia common stock outstanding on the Record Date.
Under the rules of the Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our shareholders on the Internet, rather than mailing paper copies of the materials (including the 2021 Annual Report) to each shareholder. As a result, unless you previously elected to receive paper copies or request them this year, you will not receive paper copies of these proxy materials. We are sending to our shareholders (other than those that previously elected to receive paper copies) a copy of the Notice, which will instruct you as to how you may access and review the proxy materials online. The Notice will also instruct you as to how you may access your proxy card to vote your shares by telephone or online. If you would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice.
The Notice was mailed, and the accompanying Notice of Annual Meeting of Shareholders and this proxy statement are first being made available, to shareholders on March 15, 2022.
For additional information regarding the matters to be voted on at the Annual Meeting including, among others, who is entitled to vote at the Annual Meeting, how to vote, and the minimum vote required for each proposal, please see the section of this proxy statement entitled “Questions and Answers About Voting and the Meeting” beginning at page 48.
* References in this proxy statement to our website address are provided only as a convenience and do not constitute, and should not be viewed as, an incorporation by reference of the information contained on, or available through, the website. Therefore, such information should not be considered part of this proxy statement.
1	2022 Proxy Statement

INFORMATION ABOUT THE BOARD AND NOMINEES
Size of the Board
Our Bylaws provide that the number of directors to be elected by the shareholders will be at least five and not more than 17. Under the Bylaws, the Board has authority to decide the exact number of directors to be elected within these limits. The Board has fixed the number of directors to be elected at the Annual Meeting at 12 and has nominated the persons listed on the following pages, each of whom has consented to serve as a director if elected, for election as directors to serve until the 2023 Annual Meeting or until their successors are elected.
Director Retirement Age
Our Bylaws provide that any person who has or will attain the age of 75 prior to a meeting of shareholders may not stand for election at such meeting. As a result, Mr. Hulbert, who has served as a director since 1999, has not been nominated for election at the annual meeting.
Replacement Nominees
If a nominee refuses or is unable to stand for election, the Board may reduce the number of seats on the Board or designate a replacement nominee. If the Board designates a substitute, shares represented by proxy will be voted FOR the substitute nominee. The Board presently has no knowledge that any of the nominees will refuse or be unable to serve.
Director Diversity
The Board believes that diversity with respect to experience, gender, race, age and other characteristics is important to bring varying perspectives and breadth of experience to its membership. The following charts illustrate the age, gender, race and tenure of the 12 nominees standing for election at the annual meeting.

AGE

Average age is 60
40s - 1
50s - 3
60s - 7
70s - 1

GENDER

6 female
6 male
0
1
2
3
4
5
6

RACE

10
8
6
4
2
0
9
3
White 9
Racially Diverse ... 3
1 African American
1 Asian American
1 Hispanic

TENURE

0-5 years: 6
5-10 years: 4
>10 years: 2
5.6 years
Average tenure

2022 Proxy Statement	2

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Information regarding each of the nominees is provided below, including each nominee’s name, age as of the Record Date, principal occupation and public company directorships during the past five years, and the year first elected or appointed a director of Columbia, its predecessor corporation or one of its former or current subsidiaries. All of the nominees are presently directors of Columbia and Columbia Bank. There are no family relationships among any of our directors or executive officers, nor are any of the corporations or organizations referenced in the biographical information below a parent, subsidiary or affiliate of Columbia.
Craig D. Eerkes	Chair of the Board
Director since: 2014 Age: 69 Other public company directorships: None
Mr. Eerkes has served as the President and Chief Executive Officer of Sun Pacific Energy, Inc., a Tri-Cities based retail and wholesale petroleum company with locations throughout Washington since 1981. He has an extensive background with financial institutions and broad experience in highly regulated industries, including 16 years as a director of WMI Insurance Company, a health and life insurance company based in Salt Lake City, Utah. He was the chairman and a director of AmericanWest Bancorp from 2004 to 2012, as well as a director of First Hawaiian Bank from 1996 to 1999. He was founder, director and chairman of American National Bank, N.A., Kennewick, Washington, from 1981 to 1996. Mr. Eerkes is a graduate of the University of Puget Sound. He was named “Tri-Citian of the Year” for 2014 and is actively involved in the Boy Scouts, Boys & Girls Clubs, United Way and several other community organizations. Mr. Eerkes was named as Chair of the Board of Columbia in May 2018.

Qualifications: Mr. Eerkes has an extensive financial background and broad experience in highly regulated industries, including his current position as President and Chief Executive Officer of Sun Pacific Energy, Inc. His expertise in community banking and risk management brings strong operational depth to the Board.

Laura Alvarez Schrag
Director since: 2021 Age: 54 Other public company directorships: None
Ms. Alvarez Schrag is the President of Pondera Consulting, a human resources management, leadership development and CIS/CRM consulting firm that she founded in 2009. In her prior role as Human Resources Manager at Hewlett-Packard, she implemented a comprehensive Talent Management system for global business units, led HR due diligence for international acquisitions and developed diversity plans for global business units. Ms. Alvarez Schrag serves on the Board of Directors of Catholic Charities of Idaho, Bishop Kelly High School Governance Board and St. Alphonsus Community Board. She is a past president of the Hispanic Cultural Center of Idaho and has been named a Woman of the Year honoree in the Idaho Business Review.

Qualifications: Ms. Alvarez Schrag’s extensive experience in human resources and organizational and leadership development, as well as her expertise in diversity, equity and inclusion consulting, bring valuable perspective to the Board. She is also an ACC Certified Executive Coach from the International Coaching Federation.

Ford Elsaesser
Director since: 2014 Age: 70 Other public company directorships: None
Mr. Elsaesser was a member of the Intermountain Community Bancorp board of directors from 1997 until its acquisition by Columbia in 2014, serving as its chairman from May 2013. An attorney with extensive experience with financial service companies, Mr. Elsaesser is a senior partner at Elsaesser Anderson Chtd, a Sandpoint, Idaho-based law firm founded in 1979. His practice focuses on commercial law and banking, civil litigation, bankruptcy and trusteeships and receiverships. He has served as Adjunct Professor at St. John’s University School of Law since 2003, and on the Advisory Board of the University’s Bankruptcy Program since 1999. He has also served as an Adjunct Professor at the University of Idaho Law School since 2005. A graduate of Goddard College and the University of Idaho Law School, Mr. Elsaesser has served as chairman of the Lake Pend Oreille Commission since 2003 and chairman of Bonner General Health Hospital since 2006 and is a director of Food for Our Children.

Qualifications: Mr. Elsaesser has extensive business experience and legal expertise with financial service companies and knowledge of and contacts within the local Idaho market.

3	2022 Proxy Statement

Mark A. Finkelstein
Director since: 2014 Age: 63 Other public company directorships: None
Mr. Finkelstein is a member of the Board of Directors of Christensen, Inc., a leading solutions provider for the fuel, lubricants and propane industries. He is also a member of the Audit and Compliance Committee of the Board of Trustees for Seattle Children’s Healthcare System and a member of the Board of Directors of the Northwest Chapter of the National Association of Corporate Directors (NACD). Mr. Finkelstein served as Chief Legal and Administrative Officer and Secretary of Blucora, Inc. from September 2014 through June of 2017. Prior to joining Blucora, he served as Executive Vice President - Corporate Development, General Counsel, and Corporate Secretary of Emeritus Corporation. Earlier in his career, Mr. Finkelstein served as a strategy advisor for private investment management firms in the United States and Europe, and as the chief executive officer and a member of the board of directors of Novellus Capital Management, a specialized asset management firm. A resident of Seattle, Washington, Mr. Finkelstein earned a B.A. with High Honors in Economics and a J.D. from the University of Michigan.

Qualifications: Mr. Finkelstein has extensive legal background and experience with financial institutions and public companies generally as well as expertise with respect to corporate governance, mergers & acquisitions and other types of corporate transactions. He is also an NACD Board Leadership Fellow.

Eric S. Forrest
Director since: 2017 Age: 54 Other public company directorships: None
Mr. Forrest is co-President of Eugene-based beverage distributor, Bigfoot Beverages, overseeing the company’s Pepsi franchises throughout Oregon and managing its day-to-day operations, warehousing and fleet. Mr. Forrest served as a director of Pacific Continental Corporation prior to its acquisition by Columbia in November 2017. He currently chairs the Oregon Beverage Recycling Board, which he also co-founded, and serves on the boards of directors of the Pepsi-Cola Bottlers Association and the Ford Family Foundation. He received an M.B.A. from Willamette University and a B.S. from Oregon State University.

Qualifications: Mr. Forrest has strong ties within the Eugene market, as well as deep management experience and entrepreneurial perspective.

Michelle M. Lantow
Director since: 2012 Age: 60 Other public company directorships: None
Ms. Lantow served as Chief Administrative Officer at New Season’s Market, LLC, Portland, OR from July 2012 to September 2016, where she was responsible for all financial, accounting, cash management, information technology and strategic planning. She was elected as a Director of New Season’s Market, LLC in September 2016, serving for one year, and has been a member of the State Auto Mutual Insurance Company Board since March 2019. She has served on the advisory committee of the Women’s Venture Capital Fund since 2012, the advisory board of Burnside Capital Fund since October 2020 and was on the advisory board of the Grand Central Bakery from 2017 through 2021. Ms. Lantow holds a BA in Business Economics from the University of California.

Qualifications: Ms. Lantow has a depth of public company, strategic management and leadership experience and is one of the Board’s designated audit committee financial experts.

2022 Proxy Statement	4

Randal L. Lund
Director since: 2017 Age: 64 Other public company directorships: None
Mr. Lund served as a partner for 37 years with the accounting firm KPMG and has extensive accounting and operational experience with public companies. He was a member of the advisory committee for Regional Arts and Culture Council, Past Board member and Treasurer, Business for Culture and the Arts. He is a past member, Advisory Board, Portland Chapter of the National Association of Corporate Directors (NACD) and the Program Committee for the Portland Chapter of Financial Executives International. He is a past board member of Software Association of Oregon, the Oregon Society of Certified Public Accountants, and Metropolitan Family Services. Mr. Lund holds a Bachelor of Science in Accounting from Montana State University.

Qualifications: Mr. Lund is a retired member of the American Institute of Certified Public Accountants and the Oregon Society of Certified Public Accountants. He is also an NACD Board Leadership Fellow. Mr. Lund has deep expertise in the auditing and governance of public companies and is one of the Board’s designated audit committee financial experts.

Tracy Mack-Askew
Director since: 2021 Age: 45 Other public company directorships: None
Ms. Mack-Askew is the General Manager-HD Vocational Platform Development of Daimler Trucks North America (DTNA), a position she has held since 2016. She previously served as the Vice President of Engineering for Thomas Built Buses OEM subsidiary of DTNA from 2014-2016. Ms. Mack-Askew has led engineering, purchasing and manufacturing teams over the course of her career and is Executive Sponsor of the Daimler African American Employee Resource Group. She currently serves as a Finance Committee member on the Governing Board of Ronald McDonald House Charities of Oregon and Southwest Washington and is National Chair for the Policies and Procedures Committee of Jack and Jill of America. She holds a Bachelor of Science in Mechanical Engineering from Rensselaer Polytechnic Institute, a Master of Science in Mechanical Engineering from Purdue University and a Master of Arts in Management from Harvard University.

Qualifications: Ms. Mack-Askew brings business and organizational leadership, financial acumen and depth of operational experience to the Board. She is also an NACD Governance Fellow.

S. Mae Fujita Numata
Director since: 2012 Age: 65 Other public company directorships: None
Ms. Numata is the founder of Numata Consulting PLLC., a consulting business through which she has provided interim executive leadership services to privately-owned companies in Washington, Oregon and Montana. Ms. Numata is a former partner with a national consulting firm, a former Chief Financial Officer in the media industry for 11 years, and a former banker for 24 years. She is a board member and Audit Committee Chair of GeoEngineers, Inc., and the Lead Director and Compensation Committee Chair of Uwajimaya, Inc. and a board member for Mutual of Enumclaw Insurance. Ms. Numata has been recognized as a 2019 Director of the Year by the Puget Sound Business Journal and is a member of the Washington Society of and American Institute of Certified Public Accountants and Women Corporate Directors. Ms. Numata was also the Board Chair of the Girl Scouts of Western Washington until her tenure expired in February 2021. She graduated from the University of Washington and holds a B.A. in Business Administration with a concentration in accounting.

Qualifications: Ms. Numata’s extensive accounting and banking background provide the Board and Audit Committee with valuable expertise, and she is one of the Board’s designated audit committee financial experts.

5	2022 Proxy Statement

Elizabeth W. Seaton
Director since: 2014 Age: 61 Other public company directorships: None
Ms. Seaton is the President and CEO of Northern Aviation Services, an air cargo company headquartered in Seattle. She served as Senior Vice President of Operations for Saltchuk Resources Inc., a family of diversified transportation and fuel distribution companies, headquartered in Seattle from 2014 to 2018. Ms. Seaton also served as Vice President of Strategic Planning and Corporate Development for Weyerhaeuser Company from 2008 to 2014. Her career with Weyerhaeuser spanned over 20 years, and included positions in strategic planning, capital investments and business leadership. Ms. Seaton is a graduate of Princeton University, holds a J.D./M.B.A. from the University of Chicago and is a member of the California Bar. She has extensive experience as a board member and advisor to a wide range of organizations and is currently a member of the Planned Parenthood Federation of America Board of Directors, serving on the Finance and Strategy and Program Committees.

Qualifications: Ms. Seaton has broad experience in business leadership, change management, strategic development, mergers and acquisitions and enterprise risk management.

Clint E. Stein
Director since: 2020 Age: 50 Other public company directorships: None
Mr. Stein was named President and Chief Executive Officer of Columbia and Columbia Bank effective January 1, 2020. He joined Columbia in December 2005 as Senior Vice President, Chief Accounting Officer and Controller. In May 2012, he was appointed as the acting Chief Financial Officer, and in August 2012, he was appointed Executive Vice President and Chief Financial Officer of Columbia and Columbia Bank. In July 2017, Mr. Stein was appointed Executive Vice President and Chief Operating Officer, while continuing to serve as Chief Financial Officer until May 2018. Mr. Stein is a Certified Public Accountant and holds a Bachelor’s degree in Accounting and Business Administration from the University of Idaho. His post-graduate education includes Graduate School of Bank Financial Management and the Graduate School of Banking at the University of Wisconsin. Mr. Stein was named a CFO of the year in 2015 by the Puget Sound Business Journal. He currently serves on the Executive Council For A Greater Tacoma and the boards for the Washington Bankers Association, and Pacific Coast Banking School. He previously served as a board member for the Tacoma Pierce County Chamber of Commerce and the Oregon Bankers Association.

Janine T. Terrano
Director since: 2018 Age: 60 Other public company directorships: None
Ms. Terrano is the CEO of Topia Technology, Inc., which she founded in 1999. Topia’s patented solutions securely manage the movement of data between disparate platforms, components and devices, allowing commercial and government clients to connect new technologies to complex legacy systems. Prior to Topia, Ms. Terrano founded Business Internet Services in 1996 and grew the organization to serve the web application development needs of large commercial and government clients. Ms. Terrano is a resident of Gig Harbor, Washington and attended Carroll College, University of Washington and University of Oklahoma. She currently serves on the Executive Council For A Greater Tacoma and the Boards of MultiCare Health Systems and Yakima Chief Hops. Ms. Terrano is a TEDx speaker and was the recipient of the 2013 University of Washington Tacoma Small Business Leader award.

Qualifications: Ms. Terrano has a depth of technology, data security and business experience, as well as leadership expertise and experience building companies.

The Board unanimously recommends a vote “FOR” each of the nominees for director.
On October 11, 2021, we entered into an agreement and plan of merger to combine with Umpqua Holdings Corporation (“Umpqua”). As described in the joint proxy statement/prospectus filed with the SEC relating to the combination, the agreement provides that, upon consummation of the merger, we will expand the size of our Board to 14 directors. Seven of the directors of the combined company will be former members of the Umpqua board of directors, and the remaining seven will be members of the Columbia Board. The transaction is expected to close in mid-2022. Certain information regarding the composition of the combined company’s board of directors and governance is contained in this proxy statement under the heading “Pending Combination with Umpqua Holdings Corporation.”
2022 Proxy Statement	6

CORPORATE GOVERNANCE
Governance Practices and Framework
The Board is committed to sound business practices, transparency in financial reporting and high standards of corporate governance. We operate within a comprehensive plan of corporate governance with the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance and our corporate governance policies, practices and committee charters are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. Our current best practices include:
Independent Oversight	✔	Other than the CEO, all directors are independent
	✔	Independent committees
	✔	Separation of Board Chair and CEO
Engaged Board/ Shareholder Rights	✔	Annual election of all directors
	✔	Majority vote standard (with plurality carve-out for contested elections)
	✔	No directors currently serve on other public company boards
	✔	Shareholder right to call special meetings
	✔	Annual Say-on-Pay voting
	✔	Annual Board and committee self-evaluations
Other Governance Practices	✔	Board diversity of experience, gender, race, age and tenure
	✔	Mandatory retirement age of 75
	✔	Annual review of CEO succession plan by the independent directors with the CEO
	✔	Annual review of senior management long-term and emergency succession plans
	✔	Executive and director stock ownership requirements
	✔	Board oversight of ESG through Corporate Governance Committee
The Corporate Governance and Nominating Committee of the Board has the authority and responsibility to monitor and review the appropriateness of the Company’s principles and practices of corporate governance in light of emerging standards and best practices and the needs of the Company and its shareholders, and make such recommendations to the full Board as the Committee considers appropriate.
Board Leadership and Director Independence
The Board is committed to maintaining an independent board, and an overwhelming majority has been comprised of outside directors for many years. It has further been the practice of Columbia to separate the duties of Board Chair and Chief Executive Officer. In keeping with good corporate governance practices, the Board believes that the separation of the duties of Board Chair and Chief Executive Officer eliminates any inherent conflict of interest that may arise when the roles are combined, and that an independent director can best provide the leadership and objectivity required as Chair.
The Board annually reviews director independence under applicable law, the listing standards of Nasdaq and our Corporate Governance Policy. In addition, in order to identify potential conflicts of interest and to monitor and preserve independence, directors must consult the Chair of the Corporate Governance and Nominating Committee and the Board Chair before accepting membership on other boards or other significant commitments involving affiliation with other businesses or governmental entities.
The Board has affirmatively determined that all directors other than Clint Stein, who serves as the President and Chief Executive Officer of the Company, are independent. In determining the independence of directors, the Board considered responses to annual Director & Officer questionnaires that indicated no transactions between the Company or its affiliates and directors other than banking transactions with Columbia Bank. The Board also considered the lack of any reported conflicts of interest and transactions with the Company, which directors are required to report pursuant to the Corporate Governance Policy.
Board Refreshment
Upon the recommendation of the Corporate Governance and Nominating Committee in 2020, a search was undertaken to identify new director candidates who would complement the skills and attributes of the existing directors, better position the Board to oversee the Company’s long-term strategy, and diversify the gender and racial composition of the Board. In keeping with the
7	2022 Proxy Statement

Company’s commitment to community-based directors, the Committee focused its search within Columbia Bank’s Northwest footprint. After reviewing a deep and diverse slate, the Committee identified two excellent candidates in Laura Alvarez Schrag and Tracy Mack-Askew. Both of them joined the Board in January 2021.
Director Qualifications
The Board believes each of the Company’s directors should bring a rich mix of qualities and skills to the Board. All of our directors bring to the Board a wealth of leadership experience derived from their service in a variety of professional and executive positions and extensive board experience.
The Corporate Governance and Nominating Committee is responsible for the oversight and nomination process for director nominees. The committee is authorized to establish guidelines for the qualification, evaluation and selection of new directors to serve on the Board. The committee has not adopted, nor does it anticipate adopting, specific minimum qualifications for committee-recommended nominees, nor has the committee adopted a formal policy relating to Board diversity, although the committee and the Board value and seek to include members with diversity in professional experience and skills relevant to the Company, gender, race, and age. The committee instead evaluates each nominee on a case-by-case basis, including assessment of each nominee’s business experience, involvement in the communities served by Columbia, diversity and special skills. The Corporate Governance and Nominating Committee also evaluates whether the nominee’s skills are complementary to existing Board members’ skills, and the Board’s need for operational, management, financial, technological or other expertise. The Corporate Governance and Nominating Committee annually reviews the experience, qualifications, attributes and skills of each director and nominee as part of its evaluation of whether these are the right individuals to serve on Columbia’s Board to help Columbia successfully meet its strategic plans. Because directors are elected for one-year terms, the Corporate Governance and Nominating Committee has an annual opportunity to assess these factors and, if appropriate, determine not to re-nominate any director.
The Corporate Governance and Nominating Committee will consider nominees recommended by shareholders provided that the recommendations are made in accordance with the procedures described in this proxy statement under the section “Questions and Answers About Voting and The Meeting—When are proposals and director nominations for the 2023 Annual Meeting due?” The committee evaluates all candidates, including shareholder-proposed candidates, using generally the same methods and criteria.
The biographical information set forth above, under the caption “Election of Directors,” summarizes the experience, qualifications, attributes and skills that Columbia believes qualifies each director to serve on the Board. The Corporate Governance and Nominating Committee and the Board believe each respective director’s professional and business acumen and board experience, and the total mix of all directors’ experience and skills, are beneficial to the Company and the Board. An aggregate view of the key skills and experience of the Board nominees is as follows:
Skills & Experience	# Board Members
Legal/Public Policy	7
Financial Services Industry	8
Corporate Governance	8
Financial/Audit & Risk	7
M&A	8
Skills & Experience	# Board Members
Cybersecurity	7
Fintech	5
Environmental/Social	8
Human Capital Management	7
Communications/Marketing	6
Environmental, Social and Governance Matters
The Board is committed to overseeing Columbia’s corporate responsibility strategy, and the Corporate Governance and Nominating Committee is chartered with providing oversight of Columbia’s Environmental, Social and Corporate Governance (ESG) matters. In 2020, the Company formalized an internal management structure to strengthen its ESG presence by establishing a cross-functional working group that reports to executive leadership through the Corporate Risk Committee, a management committee that includes all of the executive officers of Columbia. In 2021, the working group continued its mission to integrate ESG strategies across the Company, deploy ESG reporting and monitor ESG progress. In the future, it is anticipated that Columbia’s annual corporate responsibility reporting will be aligned with the “Commercial Banks” standard from the Sustainability Accounting Standards Board (SASB) and Task-force for Climate-related Financial Disclosures (TCFD).
During the second quarter of 2021, Columbia launched an ESG micro-site at investors.columbiabank.com, dedicated to reporting ESG matters, including quarterly updates. From the Company’s inception in 1993, Columbia has been committed to building long-term value for clients, employees and shareholders, and it is committed to share its actions related to sustainability and social goals. This commitment is embedded in Columbia’s Do RIGHT values, which are the guiding principles for our culture.
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The Do RIGHT values consist of:
R: Build enduring RELATIONSHIPS with clients and each other
I: Drive INNOVATION that simplifies life and work
G: Seek continuous GROWTH in your personal and professional development
H: Commit with HEART to serve others
T: Extend TRUST in order to receive it
Employee Demographics:
As of December 31, 2021 the Company employed 2,260 full and part-time employees. None of these employees are represented by a collective bargaining agreement. During fiscal year 2021, we hired 565 employees. Our voluntary rolling annualized turnover rate was 28.77% in 2021, which compares to 18.3% in 2020. As of December 31, 2021, the population of our workforce was distributed as follows:
	% of Total
RACE	Male	Female	Not Specified	Total
American Indian or Alaska Native	0.13%	0.44%	—	0.57%
Asian	1.64%	3.67%	—	5.31%
Black or African American	0.89%	1.06%	—	1.95%
Hispanic or Latino	1.50%	4.03%	0.04%	5.57%
Native Hawaiian or Other Pacific Islander	0.49%	0.62%	—	1.11%
Two or More Races	0.97%	1.33%	—	2.30%
White	21.50%	46.42%	0.22%	68.14%
Not Specified	4.96%	9.38%	0.71%	15.05%
Total	32.08%	66.95%	0.97%	100.00%
2021 Accomplishments
:
Environmental Sustainability
•	Increased our green bond investments in 2021 to $638 million, which represents 8% of our securities portfolio
•	Placed 81st of 370 teams in “The People’s Ecochallenge to make Earth a healthier, more equitable, more sustainable place”
•	Donated computers and other devices to Interconnection, providing underserved communities with affordable technology
•
Developed best practices and standards of conservation for branches, with select locations participating in the Strategic Energy Management program generating an electric energy savings of 28.1% and a gas energy savings of 13.9% in 2021

•
Responded to the 2020 and 2021 wildfires across Washington, Oregon and Northern California by shifting operations as needed and supporting our communities and employees through the Red Cross and Columbia Cares organization

•	Appointed a Director of Business Resilience to lead oversight of, among other things, a roadmap for climate risk management
Social Equity
•	Provided market competitive compensation with a starting wage in all markets of at least $18 per hour, an increase of 20% from $15 per hour in 2020
•	Provided comprehensive employee benefits including 40 hours of paid volunteer time for employees working at least half-time in addition to a matching charitable donation program
•	Donated over $3.4 million to more than 1,000 charitable organizations
•
Distributed $120,000 in funds through our Equity and Inclusivity Grant Program, which awards grants to nonprofit organizations serving women and girls, the BIPOC community, people with disabilities, and the LGBTQIA+ community.

•	Achieved an “Outstanding” Community Reinvestment Act rating in our most recent FDIC examination reflecting our commitment to community
•	Made CRA investments of $500 million as of year-end 2021 with an additional $228 million out-of-footprint supporting low-moderate income housing through state and local housing finance agencies
9	2022 Proxy Statement

•
Promoted financial inclusion in our communities with the Bank’s Foundation account, which is nationally certified by “Bank On” and has been successful meeting the needs of consumers throughout our footprint

•	Extended $1.5 billion of loans through the SBA Payroll Protection Program to approximately 9,300 clients
•	Ranked #18 SBA Lender nationally in 2021, rising to #1 in the Seattle, Washington district and #1 in the Portland, Oregon district
•
For all management levels, required diversity, equity and inclusion training in support of our culture and environments that encourage our people and clients to be themselves while developing a deeper sense of belonging

Corporate Governance
•	Our current Board has strong diversity with 46% women and 23% people of color, with women chairing two committees
•	Twelve of our 13 current board members are independent, including the Board Chair and all committee chairs
•	Women and people of color comprise 68% and 16%, respectively, of management roles (EEO-1 executive/senior level and first/mid-level officials and managers)
•	Short-term and long-term executive compensation plans are aligned with clear performance goals
•	Oversight of cybersecurity and information security exercised by the Board’s Enterprise Risk Management Committee
Code of Ethics and Corporate Governance Documents
All employees of Columbia and its subsidiaries are responsible for reading and understanding Columbia’s Code of Conduct and Business Ethics (COCBE). Annually, each employee is expected to read the COCBE and to certify that the employee is in compliance and is aware of no non-compliance with the Code. Among other things, the COCBE addresses confidentiality of information, the prohibition of, among other things, harassment, discrimination or bribery, and provides processes for the confidential reporting of general and ethical concerns internally and using our third-party service EthicsPoint. You can access our COCBE, as well as the following documents, in the “About—Investor Relations—ESG—ESG Library” section of our website at www.columbiabank.com, or by writing to: Columbia Banking System, Inc., Attention: Corporate Secretary, 1301 “A” Street, Tacoma, Washington, 98402-4200:
•	Labor & Human Rights Principles
•	Vendor Code of Conduct
•	Health & Safety Statement
•	Whistleblower Program and Protections
•	Information Security and Cybersecurity
In addition, we have adopted a Code of Ethics for Senior Financial Officers, which applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and any persons performing similar functions.
You can access our Code of Ethics for Senior Financial Officers, as well as the following documents, in the “About—Investor Relations— Overview—Governance Documents” section of our website at www.columbiabank.com, or by writing to: Columbia Banking System, Inc., Attention: Corporate Secretary, 1301 “A” Street, Tacoma, Washington, 98402-4200:
•	Bylaws
•	Corporate Governance Policy
•	Charters of the Board’s Audit, Personnel and Compensation, Corporate Governance and Nominating, and Enterprise Risk Management committees
Compensation Committee Interlocks and Insider Participation
In 2021, the Personnel and Compensation Committee initially consisted of Ms. Lantow (Chair), Mr. Eerkes, Ms. Alvarez Schrag, Mr. Finkelstein, Mr. Forrest, Mr. Hulbert and Ms. Numata. Following the annual meeting of shareholders in May 2021, Ms. Seaton was appointed to, and Mr. Finkelstein and Mr. Forrest ceased serving on, the Personnel and Compensation Committee. During 2021, none of our executive officers served on the compensation committee (or equivalent body) or board of directors of another entity whose executive officer served on the Personnel and Compensation Committee. For information about related person transactions involving members of our Compensation Committee, see the section entitled “Certain Relationships and Related Transactions.”
2022 Proxy Statement	10

Communicating with the Board
Shareholders and other interested parties may communicate with the Board by writing to the Chair of the Board c/o Columbia’s Corporate Secretary, Columbia Banking System, Inc., 1301 “A” Street, Tacoma, Washington, 98402-4200. The Corporate Secretary will relay appropriate questions or messages to the Chair of the Board. Only items related to the duties and responsibilities of the Board will be forwarded.
Anyone interested in raising a complaint or concern regarding accounting issues or other compliance matters directly with the Audit Committee may do so anonymously and confidentially by contacting EthicsPoint:
By Internet	By Telephone

Visit 24/7	1-866-EthicsP
www.ethicspoint.com	(1-866-384-4277)
11	2022 Proxy Statement

BOARD STRUCTURE AND COMPENSATION
2021 Board Meetings
The Board met 15 times during 2021. Each director attended at least 75% of the total number of meetings of the Board and committees on which he or she served. Columbia directors are expected to attend the annual shareholder meeting. Last year, all of our directors who were then serving on the Board attended the virtual annual shareholder meeting. During 2021, the independent directors held six meetings without management present.
Board Committees
The Board’s primary standing committees are the Audit; Personnel and Compensation; Corporate Governance and Nominating; and Enterprise Risk Management committees. The Board has determined that all of the members of such committees qualify as “independent” under applicable laws, the listing standards of Nasdaq and our Corporate Governance Policy. The current members of the Board, the primary standing committees on which they serve and the key functions of each committee are identified below.
AUDIT COMMITTEE
CURRENT MEMBERS:
R. Lund (Chair)*
E. Forrest
M. Lantow*
T. Mack-Askew
S. Numata*
J. Terrano

MEETINGS IN 2021: 8

*The Board has determined that these members are “audit committee financial experts” within the meaning of the SEC’s regulations and are “financially sophisticated” within the meaning of Nasdaq rules

The Audit Committee is responsible for the oversight of the quality and integrity of Columbia’s financial statements, its compliance with legal and regulatory requirements, the qualifications and independence of its independent auditors, the performance of its internal audit function and independent auditors and other significant financial matters. In discharging its duties, the Audit Committee is expected to, among other things:

	•	have the sole authority to appoint, retain, compensate, oversee, evaluate and replace the independent auditors;
	•	review and approve the engagement of the independent auditors to perform audit and non-audit services and related fees;
	•	review the integrity of the financial reporting process;
	•	review the financial reports and disclosures submitted to appropriate regulatory authorities;
	•	maintain procedures for the receipt, retention and treatment of complaints regarding financial matters; and
	•	review and approve related party transactions.
The Audit Committee operates under a formal written charter, a copy of which is available in the “About—Investor Relations—Overview—Governance Documents” section of our website at www.columbiabank.com
PERSONNEL AND COMPENSATION COMMITTEE
CURRENT MEMBERS:
M. Lantow (Chair) L. Alvarez Schrag C. Eerkes T. Hulbert S. Numata E. Seaton MEETINGS IN 2021: 8
The Personnel and Compensation Committee is charged with the responsibility of reviewing the performance of our Chief Executive Officer and other key executives and evaluating the elements of their compensation and long-term equity based incentives. In discharging its duties, the committee also:

	•	administers the Company’s incentive compensation plans;
	•	appoints and oversees the independent compensation consultant, and annually reviews the consultant’s independence; and
	•	periodically reviews management development activities and succession plans.

The Personnel and Compensation Committee operates under a written charter, a copy of which is available in the “About—Investor Relations—Overview—Governance Documents” section of our website at www.columbiabank.com.

2022 Proxy Statement	12

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
CURRENT MEMBERS:
M. Finkelstein (Chair) C. Eerkes M. Finkelstein T. Hulbert T. Mack-Askew J. Terrano MEETINGS IN 2021: 4
The Corporate Governance and Nominating Committee oversees the Company’s corporate governance principles and practices. It is also responsible for evaluating overall Board composition, assessing the skills, backgrounds and experience that are represented on the Board, and making recommendations for Board nominees accordingly. The committee also:

	•	reviews the level and form of director compensation;
	•	manages the Board and committee self-evaluation process; and
	•	provides oversight of ESG matters

The Corporate Governance and Nominating Committee operates under a written charter, a copy of which is available in the “About—Investor Relations—Overview—Governance Documents” section of our website at www.columbiabank.com.

ENTERPRISE RISK MANAGEMENT COMMITTEE
CURRENT MEMBERS:
E. Seaton (Chair) L. Alvarez Schrag M. Finkelstein R. Lund S. Numata J. Terrano MEETINGS IN 2021: 4
The Enterprise Risk Management Committee is responsible for the oversight of Columbia’s policies, procedures, and practices related to business, market, and operational risks as they impact the strategic, operational, reporting, and compliance objectives of its strategic plan. The ERM Committee is responsible for reporting risk issues and events to the Board and providing the Board with necessary oversight and advice to set risk tolerances. The Company’s Chief Risk Officer assists the committee in its work.

The Enterprise Risk Management Committee operates under a written charter, a copy of which is available in the “About—Investor Relations—Overview—Governance Documents” section of our website at www.columbiabank.com.

Board Risk Oversight
The Board has ultimate authority and responsibility for overseeing risk management at Columbia. We have a Risk Appetite Framework that is reviewed by the Board at least annually. Some aspects of risk oversight are fulfilled at the full Board level. For example, the Board regularly receives reports from management on credit risk, liquidity risk and operational risk, including cybersecurity. The Board delegates other aspects of its risk oversight function to its committees.
BOARD OF DIRECTORS

Audit	Enterprise Risk Management	Personnel and Compensation

The Audit Committee oversees financial, accounting and internal control risk management. To support independence, the head of the Company’s internal audit function reports directly to the Audit Committee.

The ERM Committee is responsible for the oversight of Columbia’s policies, procedures, and practices related to business, market, and operational risks as they impact the strategic, operational, reporting, and compliance objectives of its strategic plan. The ERM Committee defines the Company’s overarching risk objectives through risk policies, limits and a risk appetite statement.

The Personnel and Compensation Committee oversees the management of risks that may be posed by the Company’s compensation practices and programs. As part of this process, the Personnel and Compensation Committee is responsible for reviewing the compensation policies and practices for all employees, not just executive management.

The executive officers regularly report on the risk they are responsible for managing directly to the entire Board and to appropriate Board committees.
13	2022 Proxy Statement

With respect to cybersecurity risk oversight - information security, corporate risk and internal audit support executive officers, as well as the Board and its Audit and ERM Committees, with regular evaluations and reporting on Columbia’s cybersecurity risk management posture. This includes evaluation of policies, procedures and control activities to manage, prevent, detect and respond to cybersecurity incidents and/or exercises (initiated by Columbia). Lessons learned and/or recommendations made are actioned, and executive officers provide oversight to improve cyber-defenses. Columbia is continually enhancing its cybersecurity capabilities, including through multi-factor authentication, ongoing testing and annual training for all employees.
Director Compensation
The Corporate Governance and Nominating Committee has authority over director compensation subject to the Board’s authority to approve changes. Directors receive compensation in the form of cash and, as applicable, equity awards in the form of restricted stock. We do not pay directors who are also employees of Columbia or Columbia Bank additional compensation for their service as directors.
Since the 2019 annual shareholder meeting, director compensation has remained unchanged. For the 2021-2022 Board service year, non-employee directors received a $47,000 annual cash retainer and a $70,000 annual equity grant of restricted stock awards. Non-employee directors also receive cash retainers for service on the Board’s standing committees and for serving as Chair of any such committees.
Annual Cash Fees
Cash compensation for the 2021-2022 Board service year is set forth below.
Annual Cash Compensation	Director Compensation Program
Annual Board Retainer	$47,000
Board Chair Retainer	$45,000
Committee Chair Retainer	$15,000 – Audit Committee
$12,000 – Personnel and Compensation Committee
$ 9,000 – All other standing committees
Committee Retainer	$ 8,000 – Audit Committee
$ 6,000 – Personnel and Compensation Committee
$ 4,000 – All other standing committees
Annual Equity Grant
In 2021, non-employee directors received an annual equity grant of approximately $70,000, payable in restricted stock awards pursuant to our 2018 Equity Incentive Plan, the material terms of which are discussed under the section “Executive Compensation – Equity Compensation.”
The restricted stock awards vest at the end of the Board service year. Resignation from the Board will result in a forfeiture of all unvested restricted stock awards at the time of such resignation unless otherwise determined by the Corporate Governance and Nominating Committee. However, restricted stock awards will automatically vest upon the occurrence of any of the following events: (a) death of the director; (b) disability of the director, as defined in the 2018 Equity Incentive Plan; or (c) a “change in control” as defined in the 2018 Equity Incentive Plan.
Other
Long Term Care Program. In 2001, we implemented a long-term care program for directors serving at that time, which provides benefits in the event those individuals become chronically ill. The coverage is for a period of three years up to a lifetime, depending on the age of the director, and the amount of the benefit is based on the director’s years of service with Columbia after the inception of the long-term care program. We paid a one-time premium for the long-term care policies. Expenses are allocated to the directors participating in the program on an annual basis. All directors covered by this plan are fully vested. The long-term care program was available to all directors when the plan was implemented, including executive officers that were also directors. We have purchased Bank Owned Life Insurance policies to fund this program. The Board has no plans to extend the program to any officers or directors who were not directors in 2001.
Deferred Compensation Plan. We maintain a deferred compensation plan known as the 401 Plus Plan (the “Deferred Compensation Plan”) for certain directors and a select group of senior management and key employees. The Deferred Compensation Plan generally provides for the deferral of certain taxable income earned by participants in the Deferred Compensation Plan. Non-employee directors may elect to have any portion, up to 100%, of his or her director’s fees deferred.
2022 Proxy Statement	14

Stock Ownership Guidelines and Restrictions on Hedging/Trading
The Company’s Stock Ownership Policy requires non-employee directors to hold shares equal in value to five times the annual Board cash retainer. As of year-end 2021, all non-employee directors satisfied the Stock Ownership Policy requirements other than Ms. Alvarez Schrag and Ms. Mack-Askew, both of whom joined the Board in 2021. See “Stock Ownership Guidelines” in the Compensation Discussion & Analysis below for additional details regarding the Stock Ownership Policy.
Our Insider Trading Policy prohibits all hedging activities by directors and requires directors to obtain pre-clearance by the Company to engage in transactions involving Columbia stock. Even if pre-clearance is granted, directors must make an independent determination that they do not possess material nonpublic information. The Insider Trading Policy also establishes quarterly blackout periods during which directors are prohibited from transacting in Company stock during the periods beginning 15 days before the end of each quarter and ending after the second full trading day after the Company releases its financial results for that period to the public.
The following table shows compensation paid or accrued for the last fiscal year to our non-employee directors. The footnotes to the table describe the details of each form of compensation paid to directors.
2021 Director Compensation Table
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Craig D. Eerkes	106,000	69,998	—	—	—	2,957	178,955
Laura Alvarez Schrag	59,000	69,998	—	—	—	2,957	131,955
Ford Elsaesser	70,000	69,998	—	—	—	2,957	142,955
Mark A. Finkelstein	64,500	69,998	—	—	—	2,957	137,455
Eric S. Forrest	62,000	69,998	—	—	611	2,957	135,566
Thomas M. Hulbert	72,000	69,998	—	—	—	2,957	144,955
Michelle M. Lantow	77,000	69,998	—	—	3,431	2,957	153,386
Randal L. Lund	78,000	69,998	—	—	—	2,957	150,955
Tracy Mack-Askew	61,000	69,998	—	—	—	2,957	133,955
S. Mae Fujita Numata	67,000	69,998	—	—	5,928	2,957	145,883
Elizabeth W. Seaton	69,000	69,998	—	—	—	2,957	141,955
Janine Terrano	63,000	69,998	—	—	—	2,957	135,955
(1)	Amount shown for each director reflects the $47,000 Board retainer and:
For Mr. Eerkes, $45,000 received as Chair of the Board and $14,000 received for committee retainer fees.
For Ms. Alvarez Schrag, $12,000 received for committee retainer fees.
For Mr. Elsaesser, $9,000 received as chair of the Columbia Trust Company board of directors and $14,000 received for committee retainer fees.
For Mr. Finkelstein, $4,500 received as chair of the Corporate Governance and Nominating Committee commencing June 2021 and $13,000 received for committee retainer fees.
For Mr. Forrest, $15,000 received for committee retainer fees.
For Mr. Hulbert, $9,000 received as chair of a standing committee and $16,000 received for committee retainer fees.
For Ms. Lantow, $12,000 received as chair of the Personnel and Compensation Committee and $18,000 received for committee retainer fees.
For Mr. Lund, $15,000 as chair of the Audit Committee and $16,000 received for committee retainer fees.
For Ms. Mack-Askew, $14,000 received for committee retainer fees.
For Ms. Numata, $20,000 received for committee retainer fees.
For Ms. Seaton, $9,000 received as chair of the Enterprise Risk Management Committee and $13,000 received for committee retainer fees.
For Ms. Terrano, $16,000 received for committee retainer fees.
(2)
For each director, represents a restricted stock award of 1,669 shares granted on May 26, 2021 at the grant date fair value. The fair value of these awards was determined in accordance with the Compensation—Stock Compensation topic of the FASB ASC 718. Assumptions used to calculate these amounts are set forth in the notes to the Company’s audited financial statements for the fiscal year ended 2021, included in the Company’s 2021 Annual Report.

(3)
Represents above-market earnings on Mr. Forrest’s, Ms. Lantow’s and Ms. Numata’s Deferred Compensation Accounts (“DCA”), the material terms of which are described below under “Deferred Compensation Plan.”

(4)	Amounts shown for each director reflects dividends received upon the vesting of equity awards.
15	2022 Proxy Statement

Compensation Committee Report
The Personnel and Compensation Committee of the Board makes the following report which, notwithstanding anything to the contrary set forth in any of Columbia’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.
The Personnel and Compensation Committee of the Board met and discussed with management the Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K, and based on that review and discussion, the committee recommended to the Board that the CD&A be included as part of this proxy statement and the 2021 10-K Annual Report.
Members of the Personnel and Compensation Committee
Michelle M. Lantow, Chair
Laura Alvarez Schrag
Craig D. Eerkes
Thomas M. Hulbert
S. Mae Fujita Numata
Elizabeth W. Seaton
2022 Proxy Statement	16

EXECUTIVE COMPENSATION
Compensation Discussion & Analysis
The Personnel and Compensation Committee (as referred to in this Compensation Discussion and Analysis, the “Committee”) made compensation decisions for our executive team in the context of Columbia’s core performance results and other achievements in 2021.
2021 Financial Results
•	Net income of $203 million was a new record, exceeding $200 million for the first time in our history (compared to $154 million in 2020).
•	Consolidated core pre-tax, pre-provision income(1) of $282 million was our best year on record exceeding the prior record set just last year of $278 million.
•
Record loan originations of $2.6 billion. Excluding $563 million of Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loans, loan production reached $2 billion for the first time in Columbia’s history. In 2021, Columbia Bank ranked as #18 nationally, #1 in the Portland district and moved into the #1 position in the Seattle district with regard to SBA 7a lending.

•
Acquired Bank of Commerce Holdings, parent of Merchants Bank of Commerce (MBOC), on October 1, 2021 welcoming nearly 200 new Columbia Bank employees and adding $2 billion of assets, including $1.1 billion of new loans, net of allowance for credit losses.

•
Deposits grew by $4.1 billion to $18.0 billion at the end of 2021. The MBOC acquisition contributed $1.7 billion of the increase, with the remainder mostly from new and expanded client relationships and generally higher client balances.

•	The noninterest expense to average assets ratio for 2021 and 2020 were 1.95% and 2.17%, respectively.
•	The operating noninterest expense to average assets ratio(1) improved during 2021, declining to 1.84% from 2.12% in 2020.
•
Credit quality improved significantly during 2021 as borrowers adapted to the continued challenges of the pandemic. Nonperforming assets as a percentage of total assets were 11 basis points at the end of 2021, nearly half the ratio of 21 basis points at the end of 2020.

•
Announced a definitive agreement to combine with Umpqua. The combination will create a leading West Coast-focused franchise with over 300 locations throughout Washington, Oregon, Idaho, California and Nevada. The combined company will operate under the Columbia Banking System name. Per the terms of the agreement, Umpqua shareholders will receive 0.5958 of a share of Columbia common stock for each Umpqua share of common stock. Regulatory applications have been filed and shareholders from both companies overwhelmingly approved the combination at special shareholder meetings on January 26, 2022. The transaction is expected to close in mid-2022.

2021 Shareholder Return
•
Shareholder value. The Company’s total shareholder return (“TSR”) declined by 6.1% during the year compared to the KBW Regional Banking Index (“KRX”) median increase of 33.1%. Notably, the Company entered the year trading at a 16% premium to the median price-to-tangible book value for the KRX. The Company’s underperformance was partly driven by a negative market reaction immediately following the announcement to combine with Umpqua; however, TSR has outperformed the KRX median since the announcement date and year-end 2021 by 4.0% and 9.5%, respectively, as of February 25, 2022. We believe this outperformance is attributed to the strong shareholder support for the merger and comprehensive integration plans underway in anticipation of a mid-2022 close.

•
Dividends. Our regular quarterly cash dividend increased to $0.30 per share in the third quarter of 2021. Our dividend payout ratio was 41% for 2021 compared to 62% for 2020. The annualized dividend yield at year-end 2021 was 3.7%.

(1)	Non-GAAP financial measure. Please refer to Appendix A for additional information and reconciliations to the most directly comparable GAAP financial measure.
17	2022 Proxy Statement

Other 2021 Milestones
•
Market Share. As of June 30, 2021, Columbia Bank ranked 7th in deposit market share in the Northwest. The Bank ranked 6th in deposit market share out of 75 institutions in Washington, 7th out of 40 in Oregon and 14th out of 30 in Idaho.

•
Top SBA Lender. For the fourth year in a row, Columbia Bank was recognized as the leading SBA 7a lender by the SBA Portland District Office, which covers 30 of 36 counties in Oregon and four counties in Southwest Washington. Also in 2021, Columbia Bank became the leading SBA 7a lender in the Seattle District Office region, which spans the vast majority of Washington. The rankings cover the federal fiscal year that ended September 30, 2021 and are based on the number of 7a loans made by each bank during the period. Columbia Bank also remained in the top 20 SBA 7a lenders nationally, ranking No. 18 with a total 357 SBA 7a loans.

•
Supporting Small Businesses. In 2021, Columbia funded $559 million of additional loans to more than 4,800 small businesses through Round Two of the SBA’s Paycheck Protection Program. Through both rounds of the program, we originated approximately 9,300 loans infusing over $1.5 billion into the Pacific Northwest economy. The loans provided relief for companies throughout the Northwest that were affected by the economic fallout from the COVID-19 pandemic. Throughout 2021, our lending teams worked hard to guide borrowers through the SBA forgiveness process and as of December 31, 2021, our PPP loan portfolio balance was $188 million.

•
Industry Accolades. In 2021, Columbia received multiple industry accolades. For the 11th consecutive year, Columbia Bank was recognized by Forbes on its 2021 list of “America’s Best Banks,” ranking 20th in the country. The Forbes ranking was based on asset quality, capital adequacy, net interest margin and profitability of the nation’s 100 largest publicly traded banks and thrifts. Additionally, Forbes also recognized Columbia as the Best-In-State Bank for both Washington and Oregon.

•
Outstanding Corporate Citizen. Columbia fosters a culture of giving back to the communities where we live and conduct business. We support numerous nonprofit organizations through fundraising, volunteerism, company giving and employee giving. In 2021, Columbia celebrated its seventh annual Warm Hearts Winter Drive by raising a record $351,611 benefitting families and individuals struggling with homelessness in the Northwest. Over the past seven years, the campaign has raised over $1.8 million in combined donations. Additionally, in 2021 Columbia provided $75,000 in Warm Homes Grants which provide long-term solutions to help end homelessness and stop the cycle of poverty, and donated $50,000 to the Community Foundation of the North State to aid in the relief efforts helping neighbors and businesses that were impacted by the wildfires in northern California.

Named Executive Officers
The following is a discussion and analysis of our compensation program and compensation decisions with respect to our Named Executive Officers (referred to as our “Named Executive” or “NEOs”) who served during the fiscal year ended December 31, 2021. Our NEOs for 2021 are set forth below:
•	Clint E. Stein, our President and Chief Executive Officer;
•	Aaron J. Deer, our Executive Vice President and Chief Financial Officer;
•	Eric J. Eid, our Executive Vice President and Chief Digital and Technology Officer;
•	Christopher M. Merrywell, our Executive Vice President and Chief Operating Officer; and
•	Andrew L. McDonald, our Executive Vice President and Chief Credit Officer.
What Guides Our Program
Compensation Philosophy
In keeping with our long-term goal to consistently increase earnings per share and shareholder value, the Committee is guided by the following key principles in determining the compensation of our NEOs:
•
Accountability for Business Performance. The executives’ compensation in salary, as well as annual incentive and long-term incentive compensation opportunities, should be tied in part to overall Company performance, including financial results.

•	Accountability for Individual Performance. To encourage and reflect individual contributions to the Company’s performance, compensation should be tied in part to the individual’s performance.
•
Alignment with Shareholder Interests. Compensation should be tied in part to the Company’s stock performance through the granting of stock awards with multi-year vesting and performance-based vesting, which serves to align executives’ interests with those of our shareholders.

2022 Proxy Statement	18

•	Competition. Compensation should reflect the competitive marketplace, so that we can attract, retain, and motivate key executives of superior ability who are critical to our future success.
•
Reasonable Levels of Compensation. Total compensation opportunities and payouts should be reasonable and not excessive. We do not rigidly target or formulaically set compensation at a specific percentile compared to our peers. However, we do target overall compensation for executive officers in amounts that are roughly in line with the median of our peers.

•
Independent Oversight. The Committee, composed solely of independent directors, is responsible for reviewing and establishing the compensation for the Named Executives. The Committee periodically receives advice from an independent compensation consultant who has been retained by and reports directly to the Committee and performs no other work for management without the authorization of the Committee. In addition, the Committee may choose to review compensation analyses prepared by consultants retained by management.

•
Risk Management. Compensation policies and practices should align with sound risk management and be structured not to create incentives that subject the Company to excessive risk. Such policies and practices should strike a healthy balance between contributing to the Company’s growth and promoting a conservative exposure to risk.

Our Key Compensation Best Practices
✔	Emphasis on Pay-for-performance	✘	No tax gross-ups on severance payments
✔	Share ownership guidelines	✘	No equity grants below 100% of fair market value
✔	Independent compensation consultant	✘	No perquisites
✔	Clawback policy
✔	Anti-hedging policy
Factors in Setting Overall Compensation Levels
When establishing overall compensation opportunities for the NEOs, the Committee considers the following factors:
•	the Company’s overall performance and performance relative to its peers during the past year, including meeting its financial and other strategic goals;
•	the executives’ respective levels of responsibility and functions within the Company;
•	each executive’s performance during the past year in meeting individual objectives;
•	how compensation of our executives compares to executives at peer institutions, with a particular focus on financial institutions with similar corporate objectives and comparable asset size;
•	the alignment of executive compensation decisions and policies with the decisions and policies applicable to other employees;
•	the need to provide a competitive executive compensation package to attract and retain superior executive talent;
•	as appropriate, general economic conditions within our market area and the overall banking industry;
•	the recommendations of our Chief Executive Officer in setting compensation for other executives; and
•
the results of the prior year’s shareholder advisory vote on executive compensation, which, consistent with prior years, received solid shareholder support in 2021, reflecting our shareholders’ support for our compensation philosophy and the executive compensation decisions made by the Committee.

The Committee generally follows this process for determining executive compensation; however, other discretionary and subjective components may also be considered if appropriate.
Role and Relationship of the Compensation Consultant
The Committee has engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant. Pearl Meyer reports directly to the Committee and does not provide any other services to the Company. In January 2021, the Committee performed an independence assessment of Pearl Meyer pursuant to SEC and Nasdaq rules and standards. In performing its evaluation, the Committee took into consideration a letter from Pearl Meyer confirming its independence. At the culmination of the evaluation, the Committee determined that Pearl Meyer is an independent advisor.
19	2022 Proxy Statement

As the Committee’s compensation consultant, Pearl Meyer provides advice about the Company’s executive compensation programs for senior executives. Pearl Meyer considers the objectives of these programs, compares the programs to designated peer group companies (discussed below under “The Role of Benchmarking”) and best practices and provides information and advice on competitive compensation practices and trends, along with specific views on the Company’s compensation programs.
The Role of Benchmarking
With the assistance of its independent advisor, the Committee evaluates, on a periodic basis, industry-specific and general market compensation practices and trends to ensure that our program and NEO pay opportunities remain appropriately competitive. To inform their evaluation, the Committee compares the total compensation opportunities to the compensation of comparable executive positions of a peer group of publicly traded bank holding companies. The companies that make up the peer group are adjusted from time to time to better align with the size and business model characteristics of the Company. In setting 2021 target compensation levels for the NEOs, the Company continued to use the results from a comprehensive market analysis conducted by Pearl Meyer in 2019. The 2019-2020 peer group consisted of the following 22 bank holding companies:
2019-2020 Peer Group
Atlantic Union Bankshares Corporation	Great Western Bancorp, Inc.
BancorpSouth, Inc.	NBT Bancorp Inc.
Banner Corporation	Old National Bancorp
Cadence Bancorporation	Pacific Premier Bancorp, Inc.
CenterState Bank Corporation*	Pinnacle Financial Partners, Inc.
CVB Financial Corp.	Simmons First National Corporation
First Financial Bancorp	Trustmark Corporation
First Interstate BancSystem, Inc.	Umpqua Holdings Corporation
First Midwest Bancorp, Inc.	United Bankshares, Inc.
Fulton Financial Corporation	United Community Banks, Inc.
Glacier Bancorp Inc.	Western Alliance Bancorporation
* CenterState Bank Corporation was removed from the peer group following an acquisition by South State Corporation on June 7, 2020.
In 2021, the Committee conducted an in-depth review of the above peer group with the support of Pearl Meyer to identify any appropriate changes to the peer group. The Committee, after consulting with Pearl Meyer, approved changes to the peer group, which is being used to set target compensation levels for 2022. The new peer group approved by the Committee consists of the following 19 bank holding companies and reflects the removal of BancorpSouth, Inc., Cadence Bancorporation, First Midwest Bancorp, Inc. and Old National Bancorp due to announced merger transactions:
2021-2022 Peer Group
Atlantic Union Bankshares Corporation	Pacific Premier Bancorp, Inc.
Banner Corporation	PacWest Bancorp*
CVB Financial Corp.	Pinnacle Financial Partners, Inc.
First Financial Bancorp	Simmons First National Corporation
First Interstate BancSystem, Inc.	Trustmark Corporation
Fulton Financial Corporation	Umpqua Holdings Corporation
Glacier Bancorp Inc.	United Bankshares, Inc.
Great Western Bancorp, Inc.**	United Community Banks, Inc.
Independent Bank Group, Inc.*	Western Alliance Bancorporation
NBT Bancorp Inc.
* Denotes a company added to the peer group in 2021.
** Great Western Bancorp, Inc. was removed from the peer group following an acquisition by First Interstate BancSystem, Inc. on or around February 1, 2022.
2022 Proxy Statement	20

Compensation Structure
Principal Elements of Compensation
Our overall executive compensation program currently consists of the following key elements:
•	Base Salary
•	Annual Incentive Compensation
•	Long-Term Equity Incentives
The combination of these elements reinforces our pay-for-performance philosophy and strengthens our ability to attract and retain qualified executives in our highly competitive banking environment. We believe that this mix of fixed and variable pay advances both the short- and long-term interests of our business and creates long-term shareholder value. The Committee’s decisions regarding the executive compensation program design and individual pay are made in the context of the total compensation philosophy outlined above, including our financial performance.
Target Direct Compensation
The table below shows the 2021 total target direct compensation opportunities for our NEOs in the roles in which they served in 2021. The Committee focuses on target direct compensation as shown below in making annual compensation decisions.
	2021 Target Direct Compensation*
Current Named Executive	Annual Base Salary	Target Annual Incentive	Target Long-Term Incentive	Total
Clint E. Stein, President and Chief Executive Officer	$832,000	$748,800	$1,081,600	$2,662,400
Aaron J. Deer Executive Vice President, Chief Financial Officer	405,000	202,500	263,250	870,750
Eric J. Eid, Executive Vice President, Chief Digital and Technology Officer	340,000	170,000	221,000	731,000
Christopher M. Merrywell, Executive Vice President, Chief Operating Officer	460,000	276,000	368,000	1,104,000
Andrew L. McDonald, Executive Vice President, Chief Credit Officer	415,000	166,000	228,250	809,250
*The amounts reported differ from the amounts determined under SEC rules as reported for 2021 in the Summary Compensation Table set forth under “Compensation Tables” below. The above table is not a substitute for the Summary Compensation Table.
Base Salary
Salaries are used to provide a competitive fixed amount of base compensation. Our goal is to provide base salary levels that reflect a combination of factors, including competitive pay levels relative to our peer group (as in effect at the time of the determination), the executives’ individual performance and overall contribution to the organization, the relevant position’s scope of responsibilities, the executives’ experience and tenure, and our overall annual budget, which takes into account Company financial performance. The salaries of the NEOs are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. Effective February 28, 2021, the Committee approved an adjustment to the base salary of Messrs. Stein, Deer, Eid, Merrywell and McDonald of 4.00%, 5.19%, 4.62%, 8.24% and 3.75%, respectively, which adjustments were a combination of annual merit base and market adjustment.
21	2022 Proxy Statement

Annual Cash Incentive Compensation
Consistent with competitive practices, we believe that a portion of our NEOs’ target compensation should be at risk, contingent upon the Committee’s assessment of performance. The 2021 Annual Incentive Plan provided our NEOs the opportunity to earn a performance-based annual cash bonus. In early 2021, the Committee approved the target award opportunities below for each of the NEOs (expressed as a percentage of base salary). The lower target award opportunity for Mr. McDonald is a result of the Committee’s decision to take into account his SERP entitlements when setting such target opportunities. Mr. McDonald’s SERP entitlements are discussed in further detail under “Post Employment and Termination Benefits-Legacy Supplemental Executive Retirement Plan.”
NEO	Target Award Opportunity (as a % of Base Salary)
Clint E. Stein	90%
Aaron J. Deer	50%
Eric J. Eid	50%
Christopher M. Merrywell	60%
Andrew L. McDonald	40%
Actual award payouts for the NEOs depend on the achievement of pre-established performance objectives and can range from 0% to 150% of individual target award amounts based on the achievement of a weighted combination of Corporate (85% of award) and individual (15% of award) performance.
Corporate Performance Measures & Goals
For the 2021 Annual Incentive Plan, the Committee approved the following corporate performance measures:
•	Core Pre-tax, Pre-Provision Return on Average Assets
•	Core Pre-tax, Pre-Provision Return on Average Tangible Common Equity
•	Ratio of Operating Noninterest Expense to Average Assets
•	Ratio of Nonperforming Assets (“NPAs”) to period end Total Loans & other real estate owned (“OREO”)
Performance Measures(a)	Threshold	Target	Maximum	Weighting	2021 Actual	% of Target Payout Achieved
Core Pre-tax, Pre-Provision ROAA (%)(b)	1.15%	1.35%	1.55%	30%	1.53%	145%
Core Pre-tax, Pre-Provision ROATCE (%)(c)	12.75%	14.75%	16.75%	25%	18.16%	150%
Operating Noninterest Expense / Average Assets (%)(d)	2.21%	2.06%	1.91%	15%	1.84%	150%
Avg. NPA / Total Loans & OREO (%)(e)	1.100%	0.850%	0.600%	15%	0.271%	150%
Individual Performance	N/A	N/A	N/A	15%	*	100%*
					Total	141%
(a)
Core Pre-tax, Pre-Provision ROAA; Core Pre-tax, Pre-Provision ROATCE; Operating Noninterest Expense / Average Assets and Avg. NPA / Total Loans & OREO are non-GAAP financial measures. Please refer to Appendix A for additional information and reconciliations to the most directly comparable GAAP financial measure.

(b)	Defined as net income before taxes, provisions for credit losses and unfunded commitments, business and occupation (“B&O”) taxes and merger-related expenses, divided by average assets.
(c)
Defined as net income before taxes, provisions for credit losses and unfunded commitments, B&O taxes, amortization of intangibles and merger-related expenses, divided by average tangible common equity.

(d)	Defined as noninterest expense less (i) merger-related expenses, (ii) B&O taxes, (iii) net cost or benefit of OREO and (iv) provision for unfunded commitments, divided by average assets.
(e)
Defined as the average of NPAs divided by total loans and OREO as of March 31, 2021, June 30, 2021, September 30, 2021 and December 31, 2021, as reported in Columbia’s SEC filings. For this purpose, restructured loans are not included in the definition of NPAs.

* This table assumes target individual performance. The actual individual performance results for each of the NEOs, and resulting overall payouts, are discussed below.
Total assets rose 26% to $20.9 billion. This was the second consecutive year of outsized balance sheet growth driven by strong deposit inflows gathered via the Company’s relationship banking approach. As a result, average assets increased 20% year-over-year, significantly outpacing peer banks. The larger balance sheet weighed on our ROAA, but the deposits generated will provide a strong source of loan funding going forward.
2022 Proxy Statement	22

Individual Performance
For the individual performance component of the award, the Committee considered the following achievements for each NEO:
NEO	Individual Performance Highlights
Clint E. Stein	•	Led the strategic evaluation and Bank negotiation of the Bank of Commerce Holdings acquisition, which resulted in an expansion into the California market, and the proposed Umpqua combination
•
Provided leadership, direction and oversight to ensure the successful execution of our Pandemic Response Plan, resulting in a safe work environment for employees and normal course of business operations with limited interruption of service to our clients

•
Continued the expansion of the Company’s Diversity, Equity, and Inclusion program through a series of initiatives such as additional training resources for leaders throughout the Company, development of employee resource groups and guest speakers with DEI expertise

	•	Expanded and enhanced executive succession planning efforts with tools to better identify and develop diverse future executive leaders and emerging potential leaders throughout the Company
	•	Improved our external ESG profile through the development of new, and the modification of existing, disclosures and programs
Aaron J. Deer	•	Led the financial analysis of and diligence on strategic opportunities, including the acquisition of Bank of Commerce Holdings and announced transaction to combine with Umpqua
	•	Directed tactical changes to asset-liability management to mitigate the impact of the low interest rate environment and position the Bank for eventual rate improvement
	•	Oversaw key initiatives around CECL improvements, LIBOR transition, ESG reporting enhancements and various strategic investments in fintech, LIHTC and SBIC funds
Eric J. Eid	•	Contributed significantly to our PPP efforts by increasing our technological capabilities to streamline the PPP process from end to end
	•	Collaborated with Mr. Merrywell on process improvement, operational efficiencies and strategies resulting in improved expense leverage
	•	Served as a key leader in the MBOC conversion and integration efforts
	•	Served as an executive leader of the due-diligence process undertaken as part of our announced deal to combine with Umpqua, as well as a co-executive leader of the Integration Management Office
Christopher M. Merrywell	•	Provided leadership and integration expertise in the completed acquisition of Bank of Commerce Holding and the proposed combination with Umpqua
•
Delivered solid and sustainable financial performance across all business lines, including record full year 2021 net income of $203 million, full year loan production of $2.6 billion and diluted earnings per share of $2.78

	•	Collaborated with Mr. Eid on process improvement, operational efficiencies and strategies resulting in improved expense leverage
	•	Achieved record results within Wealth Management
Andrew L. McDonald	•
Continued to successfully navigate the Bank’s loan portfolio through the COVID-19 pandemic with improving credit trends throughout 2021, which resulted in the Bank’s achievement of a record net income for the fiscal year ended December 31, 2021

	•	Partnered with Mr. Merrywell to achieve record loan production
	•	Served as a key leader in the Merchants Bank of Commerce conversion and integration efforts
	•	Served as an executive leader of the diligence process undertaken as part of our announced deal to combine with Umpqua
After considering each NEO’s performance in 2021, the Committee approved the achievement of the individual performance component of the annual incentive awards at the following percentages of each individual’s target level: 150% for Messrs. Stein, Deer, Eid and Merrywell and 125% for Mr. McDonald.
23	2022 Proxy Statement

Final Award Payouts
Based on the 2021 corporate financial and individual performance results and decisions described above, the Committee approved final annual incentive award payouts to the NEOs for 2021 as follows:
NEO	Target Annual Incentive Opportunity ($)	Earned Annual Incentive Award ($)	Percentage of Target Annual Incentive Opportunity Earned
Clint E. Stein	748,800	1,111,968	148.5%
Aaron J. Deer	202,500	300,713	148.5%
Eric J. Eid	170,000	252,450	148.5%
Christopher M. Merrywell	276,000	409,860	148.5%
Andrew L. McDonald	166,000	240,285	144.75%
Long-Term Equity Incentive Compensation
Columbia believes executive officers and other key management positions should have a meaningful portion of their competitive total compensation opportunity linked to shareholder return, which is directly tied to our long-term vision of growth, stability, asset quality and our commitment to a personalized banking approach. Long-term incentives take the form of equity awards that are intended to align the interests of the executive with those of our shareholders by encouraging ownership of our common stock and tying value to the long-term market value of the Company’s stock. These awards also serve to promote an executive’s continued service to the organization by vesting over a period of years and encourage sound risk management by providing a balanced view of performance and aligning awards with the longer-term time horizon of risk outcomes.
Our long-term incentive compensation consists of a combination of (i) performance-based restricted stock units (“Performance Stock Units”) or, prior to 2020, performance-based restricted stock awards (“Performance Shares”), that in each case are earned over a three-year performance period and (ii) time-based restricted stock units (“Restricted Stock Units”), or prior to 2020, time-based restricted stock awards (“Restricted Stock”), in each case issued under the Company’s 2014 Stock Option & Equity Compensation Plan (the “2014 Plan”) or the Company’s 2018 Equity Incentive Plan (the “2018 Plan”), which was approved by our shareholders at our 2018 Annual Meeting and amended in 2019 with the approval of our shareholders at our 2019 Annual Meeting.
Grant of 2021 Long-Term Incentive Awards
In 2021, we granted our NEOs Performance Stock Units that are earned and vest at the end of a three-year performance period based on achieving relative TSR compared to the KRX and our ROAA compared to the KRX. After the end of the performance period, the Committee will assess performance against the goals and determine the amount, if any, of earned Performance Stock Units. We also granted our NEOs Restricted Stock Units that vest ratably over three years subject to continued service.

2022 Proxy Statement	24

A Closer Look at 2021 Performance Stock Units
For 2021, Performance Stock Units are earned and vest based on achievement of the following performance goals for the period from January 1, 2021 through December 31, 2023, as established by the Committee:
Performance Measure	Weighting	Measurement Perspective	Threshold	Performance Goals Target	Stretch
ROAA	50%	Relative to KRX	25th Percentile	50th Percentile	75th Percentile
TSR	50%	Relative to KRX	25th Percentile	50th Percentile	75th Percentile
Payout as % of Target			50%	100%	150%
The performance measures are calculated as follows:
•
ROAA: Average of the Company’s ROAA for the 12 calendar quarters (with each calendar quarter calculated separately) measured on a relative basis against a defined group of peer banks over the period January 1, 2021 through December 31, 2023.

•
TSR: Measured on a relative basis against a defined group of peer banks over the period January 1, 2021 through December 31, 2023 (calculated assuming that dividends during the period are reinvested in Company shares).

For purposes of the performance measures, the peer banks will consist of all companies included in the KRX as of December 31, 2023.
Payout Determination for Performance Stock Units
At the end of the performance period, the Committee will review the Company’s actual performance and determine the number of earned awards. Performance below “threshold” for a given performance measure will result in forfeiture of the respective shares; performance at or above “stretch” for a given performance measure will result in payout equal to 150% of the respective target shares. Performance between threshold and target and target and stretch will be determined using straight line interpolation and rounded up to the nearest whole number of shares. Dividend equivalents earned on Performance Stock Units will accrue but will not be paid until vesting is determinable and will only be paid on those Performance Stock Units earned and settled.
2021 Target Long-Term Equity Incentive Award Opportunities
The target long-term equity incentive award opportunities that the Committee set in early 2021 under the 2021 Long-Term Incentive Plan, a subplan under the 2018 Plan, represented, in the aggregate, approximately 130% of base salary for Mr. Stein, approximately 80% of base salary for Mr. Merrywell, approximately 65% of base salary for Messrs. Deer and Eid, and approximately 55% of base salary for Mr. McDonald. The lower target long-term equity incentive award opportunity for Mr. McDonald is a result of the Committee’s decision to take into account Mr. McDonald’s SERP entitlements when setting such target opportunities. The SERP is discussed in further detail under “Post Employment and Termination Benefits-Legacy Supplemental Executive Retirement Plan.” As shown in the table below, Mr. Stein’s total long-term incentive award opportunity was granted approximately one-third in the form of Restricted Stock Units and two-thirds in the form of Performance Stock Units, in order to tie a higher proportion of his total compensation opportunity to the achievement of objective performance criteria in light of his role as Chief Executive Officer, and each of our other NEOs’ total long-term incentive award opportunity was granted half in the form of Restricted Stock Units and half in the form of Performance Stock Units:
NEO	Restricted Stock Units (as a % of Base Salary)	Target Performance Stock Units (as a % of Base Salary)	Total Target Award Opportunity (as a % of Base Salary)
Clint E. Stein	43%	87%	130%
Aaron J. Deer	32.5%	32.5%	65%
Eric J. Eid	32.5%	32.5%	65%
Christopher M. Merrywell	40%	40%	80%
Andrew L. McDonald	27.5%	27.5%	55%
25	2022 Proxy Statement

Equity award values are based on the closing market price of our stock on the date the Board approves the grant.
NEO	Target Performance Stock Units (Performance-Based Vesting)	Restricted Stock Units (Time-Based Vesting)
Clint E. Stein	15,720	7,757
Aaron J. Deer	2,860	2,854
Eric J. Eid	2,400	2,397
Christopher M. Merrywell	4,000	3,988
Andrew L. McDonald	2,480	2,474
2019 Performance Share Award Payout
The Performance Shares granted in 2019 were subject to performance vesting conditions tied to the Company’s ROAA and TSR relative to a defined group of peer banks, in each case over the period from January 1, 2019 through December 31, 2021. In February 2022, the Committee reviewed the Company’s actual performance against the ROAA and TSR targets and determined that the awards would pay out at 62% of target. A summary of the Company’s performance as measured against the goals, and the resulting payout, is set forth below:
	Performance Goals					Results
Performance Measure	Weighting	Measurement Perspective	Threshold (50% Payout)	Target (100% Payout)	Stretch (150% Payout)	Actual Performance	Percent of Target Payout
ROAA*	50%	Relative to KRX	25th Percentile	50th Percentile	75th Percentile	62nd Percentile	123%
TSR**	50%	Relative to KRX	25th Percentile	50th Percentile	75th Percentile	0th Percentile	0%
						Total:	62%
* ROAA is based on the average of the Company’s ROAA for the 12 calendar quarters (with each calendar quarter calculated separately) measured on a relative basis against peer banks over the period January 1, 2019 through December 31, 2021, with peer banks comprising all companies included in the KRX as of December 31, 2021.
** TSR is measured on a relative basis against a defined group of peer banks over the period January 1, 2019 through December 31, 2021 (calculated assuming that dividends during the period are reinvested in Company shares), with peer banks comprising all companies included in the KRX as of December 31, 2021.
Other Compensation Practices, Policies and Guidelines
Retirement Benefits
In 2001, the Company implemented a Supplemental Executive Retirement Plan (“SERP”) for certain executive officers to provide retirement benefits to those officers. The SERP provides a lifetime annual retirement benefit, the amount of which declines to the extent the executive retires before a specified retirement age. The SERPs support our leadership retention objectives by vesting over a period of time and by restricting the executive from working for a competitor for a period following termination of employment. Starting in 2004, the Company began using Unit Plans to provide retirement benefits for executive officers instead of SERPs. Since 2004, we awarded a Unit Plan to Mr. Stein, two separate Unit Plans to Mr. Eid, two separate Unit Plans to Mr. Merrywell and three separate Unit Plans to Mr. McDonald.
In 2013, the Committee approved offering SERPs to replace certain NEOs’ Unit Plans. Accordingly, the Company entered into SERPs with Messrs. Stein and McDonald, which provide that amounts drawn under their SERPs will be reduced by the amount that is attributable to each respective Unit Plan. This approach provides these executives with a retirement benefit that is consistent with Columbia’s compensation philosophy, while optimally leveraging the expense already incurred in funding the Unit Plans. A more detailed description regarding payments under the SERPs and Unit Plans is set forth below under “Compensation Tables-Post Employment and Termination Benefits.”
As more fully described below under “Compensation Tables-Post Employment and Termination Benefits,” we also provide non-employee directors and highly-compensated employees (as defined by IRS rules) with the opportunity to defer compensation through two Executive Deferred Compensation Plans. The participation in our 401(k) plan for these individuals is limited under federal income tax rules, and we believe they should have other similar means of saving for retirement. Currently, interest paid on the participant deferrals is the three-month LIBOR (the “London Interbank Offered Rate”) plus 3.58%.
Executive Employment and Change-in-Control Agreements
We provide severance and change-in-control benefits to executives that are payable in circumstances the Committee believes are appropriate and market-competitive. Change-in-control benefits are generally “double-trigger,” meaning they are payable only if the executive experiences a qualifying termination of employment in connection with a change-in-control of the Company.
2022 Proxy Statement	26

Employment Agreement with Mr. Stein. Mr. Stein serves as President and Chief Executive Officer of Columbia and Columbia Bank pursuant to an employment agreement entered into effective January 1, 2020, which is described in detail in the section entitled “Compensation Tables-Post Employment and Termination Benefits” below.
In general, upon a qualifying termination, Mr. Stein’s agreement entitles him to receive any earned but unpaid bonus for a prior fiscal year, cash severance equal to two times Mr. Stein’s annual base salary, a prorated bonus for the year of termination based on actual performance, a prorated portion of any long-term incentive awards (based on actual performance in the case of awards subject to performance-based vesting) and continued health and welfare benefits for 24 months.
Upon a qualifying termination related to a change-in-control, Mr. Stein’s agreement entitles him to receive any earned but unpaid bonus for a prior fiscal year, cash severance equal to two and a half times the sum of Mr. Stein’s annual base salary and target annual bonus, a prorated target bonus for the year of termination and continued health and welfare benefits for 30 months. Mr. Stein is subject to customary restrictive covenants, including non-competition and non-solicitation covenants, during his employment and for two years following termination of employment for any reason.
Change-in-Control Agreements with Other NEOs. The Company has entered into change-in-control agreements with each of the current NEOs, which are described in more detail below under “Compensation Tables-Post Employment and Termination Benefits.” The change-in-control agreements contain provisions that require payments in the event of termination of employment related to a change-in-control. These arrangements are “double trigger,” meaning that they provide payments only upon a covered termination of employment in connection with a change-in-control, and no covered executive will receive payments under the agreements due to a change-in-control alone. In general, upon a qualifying termination related to a change-in-control, an executive with a change-in-control agreement will be entitled to two years’ annual base salary paid monthly over two years, 18 months of continued health insurance benefits, accelerated vesting of any options and lapse of restrictions on restricted stock awards or other restricted securities and will be subject to two-year non-compete and non-solicit covenants.
Additionally, as discussed under “Compensation Tables-Post-Employment and Termination Benefits” below, unvested awards will vest in full as of the date of the closing of a change-in-control transaction (for performance-based awards, based on the greater of target or actual performance) unless the awards are replaced or assumed, in which case the awards will continue as replaced or assumed.
Retirement Vesting of Earned Performance Awards. In the event that a NEO’s employment terminates (other than for “cause”) at a time when the Named Executive is at least age 62 with at least five years of service, the NEO will remain eligible to earn a prorated portion of any outstanding Performance Shares and Performance Stock Units based on actual performance. The prorated portion will be determined based on the portion of the performance period in which the NEO was employed. As of December 31, 2021, only Mr. McDonald met the definition of retirement applicable to the Performance Shares and Performance Stock Units.
Perquisites and General Employee Benefits
We strive to assist all of our employees, including our NEOs, in meeting their retirement income, health care, disability income, time off and other needs through competitive, cost-effective, Company-sponsored programs that provide individuals with reasonable flexibility in the context of their individual circumstances. The NEOs participate in these and other benefits to the same extent as other employees. These benefits include medical and dental insurance, disability insurance, and the Company’s 401(k) plan. The NEOs do not receive any perquisites or similar benefits such as Company-provided cars, car allowances, or country club memberships.
Clawback Policies for the Recovery of Incentive Compensation
Our annual and long-term incentive compensation programs provide for the recovery of incentive compensation under certain circumstances. Under these programs, the Company will recover incentive compensation awarded to current or former executive officers (during the preceding three years) if the Company restates its financial results due to material noncompliance with any financial reporting requirement under the securities laws, to the extent the original awards exceeded the amounts that would have been paid under the restated results (a “restatement”).
In June 2017, the Committee approved, and in July 2017, the Board adopted, a new Clawback Policy that covers current and former executive officers of the Company and applies to all incentive compensation granted following the date of adoption. The Clawback Policy provides that, to the full extent permitted by law, the Committee may require the forfeiture and/or repayment of unpaid incentive compensation (whether vested or unvested) and incentive compensation paid in the preceding three-year period if a “triggering event” occurs.
For purposes of the Clawback Policy, a “triggering event” is any of the following events: (1) the Company is required to prepare a restatement, (2) the executive engages in conduct that causes material financial or reputational harm to the Company or its business activities, (3) the grant or payment of incentive compensation was based on materially inaccurate performance metrics or a material misrepresentation by the executive, (4) the executive improperly or with gross negligence failed to identify, raise or assess, in a timely manner, risks material to the Company or its business activities or (5) the executive engages in a fraudulent act or knowing and willful misconduct or violates restrictive covenants or employment restrictions to which the executive is subject.
27	2022 Proxy Statement

Stock Ownership Guidelines
In March 2017, the Board adopted a Stock Ownership Policy, which replaced our prior stock ownership guidelines effective as of January 1, 2017. The Stock Ownership Policy requires each NEO to own shares equal in value to a multiple of his or her annual base salary rather than a fixed number of shares, as was required under the prior stock ownership guidelines. For the Chief Executive Officer, the multiple is three; for Executive Vice Presidents serving on the executive team, which include the Chief Financial Officer, Chief Operating Officer, Chief Credit Officer, Chief Marketing Officer, Chief Human Resources Officer, Chief Risk Officer, General Counsel and Chief Digital and Technology Officer, the multiple is two. The Stock Ownership Policy also requires non-employee directors to own shares equal in value to five times the annual Board cash retainer. The share value is based on the average closing price of Company’s common stock over the 200 trading days preceding December 31 of the applicable calendar year.
The NEOs and non-employee directors may satisfy the ownership requirements in the Stock Ownership Policy with common stock owned directly or indirectly (if the participant has a pecuniary interest in the shares), vested stock-based awards (other than options) and unvested restricted stock or restricted stock unit awards that are subject to time-based vesting requirements. If a participant is not in compliance with the Stock Ownership Policy as of December 31 of any year, he or she must retain all of the shares held as of that date and all shares acquired in the following year (including any shares granted to the participant pursuant to an equity award or acquired on exercise of an option), other than any shares withheld to pay an option exercise price or tax obligations.
At year-end 2021, Messrs. Eid and McDonald were the only NEOs who met this criteria; the other NEOs were all new to their positions in 2020.
No-Hedging Policy
Our executive officers, including each of our NEOs, directors and other persons designated from time to time as being the subject to the Company’s pre-clearance procedures, together with their family members (“Access Persons”), are prohibited from engaging in the following transactions:
•	trading in any interest or position relating to the future price of Company securities, such as a put, call or any other derivative securities;
•	engaging in any hedging or monetization transactions or similar arrangements with respect to the Company’s securities;
•	engaging in short sales of the Company’s securities; and
•
making any purchases, sales or transfers in the Company’s securities during a pension fund blackout period, which exists whenever 50% or more of plan participants are unable to conduct transactions in their accounts for more than three consecutive days.

Prior to engaging in any transaction involving the Company’s securities, Access Persons must first obtain pre-clearance of the transaction from the Chief Financial Officer or General Counsel.
Our non-executive officer employees and certain of their family members and entities under their control (who are not subject to the policies applicable to Access Persons described above) are subject to policies and trading procedures designed to ensure that transactions in Company stock are conducted in compliance with the applicable rules and regulations and do not bear the appearance of improper conduct. These individuals and entities are not subject to the Bank’s no-hedging policy discussed above.
Impact of Tax Treatment of Compensation
Section 162(m) of the Internal Revenue Code generally imposes a $1 million limit on the amount a public company may deduct for compensation (including performance-based compensation) paid to the company’s “covered employees,” which includes our NEOs. The Committee considers the deductibility of the compensation paid to our NEOs as one of several factors in compensation decisions but believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent necessary for our success. Consequently, the Committee may pay or provide, and has paid or provided, compensation that is not tax deductible or is otherwise limited as to tax deductibility.
2022 Proxy Statement	28

Compensation Tables
The following table shows compensation paid or accrued in the years shown for Columbia’s Named Executives. As required by SEC rules, Columbia’s Named Executives comprise Columbia’s Chief Executive Officer, Chief Financial Officer, and the three other most highly paid executive officers.
On October 11, 2021, we entered into an agreement and plan of merger to combine with Umpqua. For information regarding the amounts that could become payable to our NEOs if the combination is completed, please see our Current Report on Form 8-K, dated October 15, 2021, and the joint proxy statement/prospectus, dated December 3, 2021, relating to the combination, each as filed with the SEC.
2021 Summary Compensation Table
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Clint E. Stein President, Chief Executive Officer(8)	2021	826,462	—	1,481,188	1,111,968	20,467	90,309	3,530,394
	2020	817,308	—	1,277,308	826,063	586,885	66,745	3,574,309
	2019	445,577	—	306,286	249,907	70,622	50,176	1,122,568
Aaron J. Deer Executive Vice President, Chief Financial Officer(9)	2021	401,538	—	335,945	300,713	197	35,342	1,073,735
	2020	259,135	75,000	282,935	165,108	—	27,157	809,335
Eric J. Eid Executive Vice President, Chief Digital and Technology Officer(10)	2021	337,404	—	282,006	252,450	—	69,867	941,727
	2020	334,327	—	264,049	213,399	—	56,111	867,886
Christopher M. Merrywell Executive Vice President, Chief Operating Officer(11)	2021	454,077	—	469,687	409,860	—	72,221	1,405,845
	2020	437,115	—	425,124	331,429	—	63,532	1,257,200
Andrew L. McDonald Executive Vice President, Chief Credit Officer	2021	412,404	—	291,272	240,285	167,187	61,860	1,173,008
	2020	413,369	—	508,589	201,716	1,246,056	66,197	2,435,927
	2019	345,363	—	200,179	154,428	494,739	60,691	1,255,400
(1)
Amounts include elective deferrals under the Deferred Compensation Plan as follows: Mr. Stein $82,606 and Mr. Deer $27,083. The material terms of the Deferred Compensation Plan are described under “Post-Employment and Termination Benefits-Deferred Compensation Plan.”

(2)
For Mr. Deer for 2020, reflects a one-time signing and relocation bonus paid in connection with the commencement of his employment, a portion of which Mr. Deer is required to repay if his employment is terminated for cause or he resigns within two years following his start date of April 27, 2020.

(3)
For 2021, amounts shown include (a) the grant date fair value of Restricted Stock Units granted on February 25, 2021 that vest one-third each year on February 15, 2022, 2023, and 2024, and (b) the grant date fair value of Performance Stock Units granted on February 25, 2021 for the 2021–2023 performance period. At stretch performance, the Performance Stock Units grant date fair value would be $1,123,823 for Mr. Stein, $204,461 for Mr. Deer, $171,576 for Mr. Eid, $285,960 for Mr. Merrywell and $177,295 for Mr. McDonald.

For 2020, amounts shown include (a) the grant date fair value of Restricted Stock Units granted on February 27, 2020 (or, in the case of Mr. Deer, on April 27, 2020) that vest one-third each year on February 15, 2021, 2022, and 2023, (b) in the case of Mr. McDonald, his Restricted Stock award granted on January 22, 2020 that vests 100% on January 22, 2022, and (c) the grant date fair value of Performance Stock Units granted on February 27, 2020 (or, in the case of Mr. Deer, on April 27, 2020) for the period commencing January 1, 2020 and ending December 31, 2022 (the 2020-2022 performance period). At stretch performance, the Performance Stock Units grant date fair value would be $951,051 for Mr. Stein, $171,010 for Mr. Deer, $158,251 for Mr. Eid, $255,160 for Mr. Merrywell and $164,952 for Mr. McDonald.
For 2019, amounts shown include (a) the grant date fair value of Restricted Stock awards granted on March 27, 2019 that vest 20% on the second anniversary of grant date, 30% on the third anniversary of grant date and the remaining 50% vesting on March 27, 2023, and (b) the grant date fair value of Performance Shares granted on March 27, 2019 for the period commencing January 1, 2019 and ending December 31, 2021 (the 2019-2021 performance period). At stretch performance, the Performance Shares grant date fair value would be $160,064 for Mr. Stein and $104,725 for Mr. McDonald.
(4)
The grant date fair value of stock awards was determined in accordance with FASB ASC 718. Assumptions used to calculate these amounts are set forth in footnote 4 to “2021 Grants of Plan-Based Awards” and in Note 24 to the Company’s audited

29	2022 Proxy Statement

financial statements for the fiscal year ended 2021, included in the Company’s 2021 Annual Report. The grant date fair value of the Restricted Stock Units granted in 2021 is based on the closing price of Columbia’s common stock on Nasdaq on the grant date, February 25, 2021 ($46.07 per share). The grant date fair value of the Performance Stock Units granted in 2021 is shown at stretch performance and is based 50% on the closing price of Columbia’s common stock on Nasdaq on the grant date, February 25, 2021 ($46.07 per share) and 50% on a fair value calculation using a Monte-Carlo simulation ($49.25 per share).
(5)	The amounts in this column reflect the annual incentive awards earned under the 2021 Annual Incentive Plan.
(6)
The amounts in this column do not represent amounts actually paid to a Named Executive. Includes the change in actuarial present value of the accumulated projected benefit under the SERP, which is a non-cash amount that can vary significantly from year-to-year based upon assumptions underlying the actuarial calculations. Assumptions such as discount rate and retirement age are reviewed annually by the Company and are intended to be individually appropriate. The SERP is discussed in further detail under “Post Employment and Termination Benefits-Legacy Supplemental Executive Retirement Plan.”

For 2021, amounts shown include: for Mr. Stein includes $11,895 of change in the actuarial present value of projected benefit under the SERP, which he is not currently entitled to receive because such amounts are not fully vested, and $8,572 of above-market earnings on his DCA; for Mr. Deer includes $197 of above-market earnings on his DCA; and for Mr. McDonald includes $164,721 of change in the actuarial present value of projected benefit under the SERP, which amounts are partially vested and eligible to be received, and $2,466 of above-market earnings on his DCA.
For 2020, amounts shown include: for Mr. Stein includes $574,126 of change in the actuarial present value of projected benefit under the SERP and $12,759 of above-market earnings on his DCA; and for Mr. McDonald includes $1,241,763 of change in the actuarial present value of projected benefit under the SERP and $4,293 of above-market earnings on his DCA.
For 2019, amounts shown include: for Mr. Stein includes $59,071 of change in the actuarial present value of projected benefit under the SERP and $11,551 of above-market earnings on his DCA; and for Mr. McDonald includes $490,457 of change in the actuarial present value of projected benefit under the SERP and $4,282 of above-market earnings on his DCA.
(7)
Amount shown for Mr. Stein includes $8,700 in 401(k) plan matching contributions, $14,500 in 401(k) discretionary contributions, $8,184 in split dollar life insurance premiums, $5,456 in split dollar bonus earnings, $31,582 in accrued dividends on unvested Performance Shares, $6,608 in non-qualified deferred compensation matching contributions and $15,280 in Company contributions to his Unit Plan. Unit Plans are described in further detail under “Post Employment and Termination Benefits-Unit Plans.”

Amount shown for Mr. Deer includes $8,700 in 401(k) plan matching contributions, $14,500 in 401(k) discretionary contributions, $1,005 in split dollar life insurance premiums, $402 in split dollar bonus earnings, $2,254 in group term life insurance, $2,167 in non-qualified deferred compensation matching contributions and $6,314 in accrued dividends on unvested Performance Shares.
Amount shown for Mr. Eid includes $8,700 in 401(k) plan matching contributions, $14,500 in 401(k) discretionary contributions, $2,057 in split dollar life insurance premiums, $6,263 in accrued dividends on unvested Performance Shares and $38,347 in Company contributions to his two Unit Plans.
Amount shown for Mr. Merrywell includes $8,700 in 401(k) plan matching contributions, $14,500 in 401(k) discretionary contributions, $1,408 in split dollar life insurance premiums, $938 in split dollar bonus earnings, $9,102 in accrued dividends on unvested Performance Shares and $37,573 in Company contributions to his two Unit Plans.
Amount shown for Mr. McDonald includes $8,700 in 401(k) plan matching contributions, $14,500 in 401(k) discretionary contributions, $6,299 in split dollar life insurance premiums, $4,200 in split dollar bonus earnings, $7,357 in accrued dividends on unvested Performance Shares and $20,804 in Company contributions to two of his three Unit Plans.
(8)	Mr. Stein served as the Company’s Chief Operating Officer through December 31, 2019 and became the Company’s President and Chief Executive Officer effective January 1, 2020.
(9)	Mr. Deer was appointed the Company’s Chief Financial Officer, and commenced employment with the Company, effective April 27, 2020.
(10)
Mr. Eid, the Company’s Chief Digital and Technology Officer, served as the Company’s Interim Chief Financial Officer from February 28, 2020 until April 27, 2020, when Mr. Deer became the Company’s Chief Financial Officer.

(11)	Mr. Merrywell became the Company’s Chief Operating Officer effective January 1, 2020.
Equity Compensation
Equity Compensation Plan. The 2018 Plan provides for the grant of restricted stock, incentive stock options, nonqualified stock options, restricted stock units and stock appreciation rights. All eligible employees and directors may participate in the 2018 Plan. As of December 31, 2021, there were 1,982,124 shares remaining available for future grant under the 2018 Plan. The 2018 Plan replaced the 2014 Plan; however, any awards remaining outstanding under the 2014 Plan continue to be governed by the terms of that plan.
2022 Proxy Statement	30

2021 Grants of Plan-Based Awards
		Estimated Future Payments Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(3)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Clint E. Stein	3/24/2021	374,400	748,800	1,123,200	—	—	—	—	—
	2/25/2021	—	—	—	7,860	15,720	23,580	7,757	1,481,188
Aaron J. Deer	3/24/2021	101,250	202,500	303,750	—	—	—	—	—
	2/25/2021	—	—	—	1,430	2,860	4,290	2,854	335,945
Eric J. Eid	3/24/2021	85,000	170,000	255,000	—	—	—	—	—
	2/25/2021	—	—	—	1,200	2,400	3,600	2,397	282,006
Christopher M. Merrywell	3/24/2021	138,000	276,000	414,000	—	—	—	—	—
	2/25/2021	—	—	—	2,000	4,000	6,000	3,988	469,687
Andrew L. McDonald	3/24/2021	83,000	166,000	249,000	—	—	—	—	—
	2/25/2021	—	—	—	1,240	2,480	3,720	2,474	291,272
(1)
Represents the possible range of cash payouts under the 2021 annual cash incentive opportunities granted under the 2021 Annual Incentive Plan. Actual amounts earned, as determined by the Committee in the first quarter of 2022, are reflected in the 2021 Summary Compensation Table under Non-Equity Incentive Plan Compensation. See “Compensation Discussion & Analysis-Compensation Structure-Annual Cash Incentive Compensation.”

(2)
Represents the possible range of Performance Stock Units granted on February 25, 2021 under the 2020 Long-Term Incentive Plan. Actual amounts of Performance Stock Units earned will be based on achieving relative ROAA and TSR compared to the KRX as determined by the Committee, in each case over the 2021-2023 performance period. Dividend equivalents equal to the total dollar value of all dividends that would have been paid on the shares of Common Stock covered by the Performance Stock Units between the grant date and the settlement date will not be paid until the Performance Stock Units vest and are settled. See “Compensation Discussion & Analysis-Compensation Structure-Long-Term Equity Incentive Compensation.”

(3)
Represents the number of Restricted Stock Units granted on February 25, 2021 under the 2021 Long-Term Incentive Plan that vest one-third each year on February 15, 2022, 2023, and 2024. Dividend equivalents equal to the total dollar value of all dividends that would have been paid on the shares of Common Stock covered by the Restricted Stock Units between the grant date and the settlement date will not be paid until the Restricted Stock Units vest and are settled.

(4)
Amounts shown represent the grant date fair value of Restricted Stock, Restricted Stock Units and Performance Stock Units granted on February 25, 2021, determined in accordance with FASB ASC 718. Assumptions used to calculate these amounts are set forth in Note 24 to the Company’s audited financial statements for the fiscal year ended 2021, included in the Company’s 2021 Annual Report. The grant date fair value of the Restricted Stock Units granted in 2021 is based on the closing price of Columbia’s common stock on Nasdaq on the grant date, February 25, 2021 ($46.07 per share). The grant date fair value of the Performance Stock Units granted in 2021 is shown at stretch performance and is based 50% on the closing price of Columbia’s common stock on Nasdaq on the grant date, February 25, 2021 ($46.07 per share) and 50% on a fair value calculation using a Monte-Carlo simulation ($49.25 per share).

Outstanding Equity Awards at Fiscal Year-End 2021
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market of Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)(3)
Clint E. Stein	19,341	632,838	58,110	1,901,359
Aaron J. Deer	5,640	184,541	10,605	346,996
Eric J. Eid	7,476	244,615	11,115	363,683
Christopher M. Merrywell	10,495	343,396	16,365	535,463
Andrew L. McDonald	14,080	460,698	13,005	425,524
(1)
For Mr. Stein, represents 1,662 shares of Restricted Stock granted on February 28, 2018 that vest 100% on February 28, 2022; 3,654 shares of Restricted Stock granted on March 27, 2019 that vest 100% on January 1, 2022; 6,268 Restricted Stock Units granted on February 27, 2020 that vest 50% each year on February 15, 2022 and 2023; and 7,757 Restricted Stock Units granted on February 25, 2021 that vest one-third each year on February 15, 2022, 2023, and 2024.

For Mr. Deer, represents 2,786 Restricted Stock Units granted on April 27, 2020 that vest 50% each year on February 15, 2022 and 2023 and 2,854 Restricted Stock Units granted on February 25, 2021 that vest one-third each year on February 15, 2022, 2023, and 2024.
31	2022 Proxy Statement

For Mr. Eid, represents 1,500 shares of Restricted Stock granted on February 28, 2018 that vest 100% on February 28, 2022; 1,547 shares of Restricted Stock granted on March 27, 2019 that vest 100% on January 1, 2022; 2,032 Restricted Stock Units granted on February 27, 2020 that vest 50% each year on February 15, 2022 and 2023; and 2,397 Restricted Stock Units granted on February 25, 2021 that vest one-third each year on February 15, 2022, 2023, and 2024.
For Mr. Merrywell represents 1,662 shares of Restricted Stock granted on February 28, 2018 that vest 100% on February 28, 2022; 1,580 shares of Restricted Stock granted on March 27, 2019 that vest 100% on January 1, 2022; 3,265 Restricted Stock Units granted on February 27, 2020 that vest 50% each year on February 15, 2022 and 2023; and 3,988 Restricted Stock Units granted on February 25, 2021 that vest one-third each year on February 15, 2022, 2023, and 2024.
For Mr. McDonald, represents 1,107 shares of Restricted Stock granted on February 28, 2018 that vest 100% on February 28, 2022; 2,385 shares of Restricted Stock granted on March 27, 2019 that vest 100% on January 1, 2022; 6,000 shares of Restricted Stock granted on January 22, 2020 that vest 100% on January 22, 2022; 2,114 Restricted Stock Units granted on February 27, 2020 that vest 50% each year on February 15, 2022 and 2023; and 2,474 Restricted Stock Units granted on February 25, 2021 that vest one-third each year on February 15, 2022, 2023, and 2024.
(2)	Amounts shown are calculated using the closing price of Columbia’s common stock on Nasdaq on December 31, 2021 of $32.72 per share.
(3)
Actual amounts vested and earned, if any, depend on actual performance against the performance measures for the 2019-2021 performance period that ends December 31, 2021, 2020-2022 performance period that ends December 31, 2022 and 2021-2023 performance period that ends December 31, 2023, respectively. For Mr. Stein, represents 6,855 Performance Shares granted on March 27, 2019, 27,675 Performance Stock Units granted on February 27, 2020 and 23,580 Performance Stock Units granted on February 25, 2021. For Mr. Deer, represents 6,315 Performance Stock Units granted on April 27, 2020 and 4,290 Performance Stock Units granted on February 25, 2021. For Mr. Eid, represents 2,910 Performance Shares granted on March 27, 2019, 4,605 Performance Stock Units granted on February 27, 2020 and 3,600 Performance Stock Units granted on February 25, 2021. For Mr. Merrywell, represents 2,940 Performance Shares granted on March 27, 2019, 7,425 Performance Stock Units granted on February 27, 2020 and 6,000 Performance Stock Units granted on February 25, 2021. For Mr. McDonald, represents 4,485 Performance Shares granted on March 27, 2019, 4,800 Performance Stock Units granted on February 27, 2020 and 3,720 Performance Stock Units granted on February 25, 2021.

2021 Option Exercises and Stock Vested
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Clint E. Stein	10,533	430,859
Aaron J. Deer	1,436	61,877
Eric J. Eid	3,635	162,186
Christopher M. Merrywell	4,326	191,954
Andrew L. McDonald	6,175	251,401
(1)
For Mr. Stein, represents the fair market value of 1,268 shares of Restricted Stock granted in 2017 that vested on February 22, 2021, 997 shares of Restricted Stock granted in 2018 that vested on February 28, 2021, 914 shares of Restricted Stock granted in 2019 that vested on March 27, 2021 and 3,230 Restricted Stock Units granted in 2020 that vested on February 15, 2021.

For Mr. Deer, represents the fair market value of 1,436 Restricted Stock Units granted in 2020 that vested on February 15, 2021.
For Mr. Eid, represents the fair market value of 1,300 shares of Restricted Stock granted in 2017 that vested on February 22, 2021, 900 shares of Restricted Stock granted in 2018 that vested on February 28, 2021, 387 shares of Restricted Stock granted in 2019 that vested on March 27, 2021 and 1,048 Restricted Stock Units granted in 2020 that vested on February 15, 2021.
For Mr. Merrywell, represents the fair market value of 1,250 shares of Restricted Stock granted in 2017 that vested on February 22, 2021, 997 shares of Restricted Stock granted in 2018 that vested on February 28, 2021, 396 shares of Restricted Stock granted in 2019 that vested on March 27, 2021 and 1,683 Restricted Stock Units granted in 2020 that vested on February 15, 2021.
For Mr. McDonald, represents the fair market value of 1,078 shares of Restricted Stock granted in 2017 that vested on February 22, 2021, 664 shares of Restricted Stock granted in 2018 that vested on February 28, 2021, 597 shares of Restricted Stock granted in 2019 that vested on March 27, 2021 and 1,090 Restricted Stock Units granted in 2021 that vested on February 15, 2021.
2022 Proxy Statement	32

Post-Employment and Termination Benefits
The following is a discussion regarding the post-employment and termination arrangements currently in place for the Named Executives. The amounts are based on the maximum amounts that could be paid under these arrangements.
On October 11, 2021, we entered into an agreement and plan of merger to combine with Umpqua. For information regarding the amounts that could become payable to our NEOs if the combination is completed, please see our Current Report on Form 8-K, dated October 15, 2021, and the joint proxy statement/prospectus, dated December 3, 2021, relating to the combination, each as filed with the SEC.
2021 Nonqualified Deferred Compensation
The following table provides information regarding nonqualified deferred compensation paid to the Named Executives during fiscal year 2021.
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Clint E. Stein	82,606	6,608	20,366	—	576,438
Aaron J. Deer	27,083	2,167	491	—	29,741
Eric J. Eid	—	—	—	—	—
Christopher M. Merrywell	—	—	—	—	—
Andrew L. McDonald	—	—	5,811	—	157,816
(1)
Amounts were deferred in 2021 under the Deferred Compensation Plan, which is described below under “Deferred Compensation Plan.” The amounts for Mr. Stein and Mr. Deer are reflected in the salary column of the Summary Compensation Table.

(2)
The interest rate is the three-month LIBOR rate plus 3.58%. The Plan Administrator annually reviews for appropriateness the calculation of the rate of interest (the “Interest Crediting Rate”) that is applied to a participant’s DCA in the Deferred Compensation Plan. The Interest Crediting Rate is adjusted quarterly for fluctuations in the three-month LIBOR rate. Plan participants are notified of any adjustments to the Interest Crediting Rate.

On the last date of each month, each participant’s DCA is credited with an amount equal to the product of (i) one-twelfth (1/12th) of the Interest Crediting Rate for the quarter in which such month occurs, times (ii) the average balance of the DCA in the DCA for that month. The credited amount is treated as part of the credit balance for all purposes of the Deferred Compensation Plan. As used herein, the average balance in a DCA for a month is equal to the quotient determined by dividing (i) the sum of the credit balance in the DCA at the close of business each day in the calendar month, by (ii) the number of days in such month.
(3)
For Mr. Stein includes amounts previously reported in the Summary Compensation Table for 2020 ($53,789), 2019 ($52,088), 2018 ($56,891), 2017 ($39,323), 2016 ($47,346), 2015 ($41,223), 2014 ($35,132), 2013 ($25,407) and 2012 ($16,005). For Mr. McDonald includes amounts previously reported in in the Summary Compensation Table for 2020 ($4,293), 2019 ($4,282), 2018 ($2,989), 2017 ($2,027), 2016 ($1,971), 2015 ($985), 2014 ($106), 2013 ($464), 2012 ($1,118), 2010 ($5,562), 2009 ($5,191), 2008 ($6,799), 2007 ($2,072), 2006 ($9,733), 2005 ($11,149) and 2004 ($35,000).

Deferred Compensation Plan. In February 2004, the Board adopted the 2005 Deferred Compensation Plan for certain directors, a select group of senior management and key employees, as designated by resolution of the Board. The Deferred Compensation Plan generally provides for the deferral of certain taxable income earned by participants in the Deferred Compensation Plan. Designated officers or key employees may elect to defer annually under the Deferred Compensation Plan up to 50% of his or her salary to be earned in the calendar year, and up to 100% of any cash bonuses or other incentive compensation. In October 2016, the Board and the Committee approved an Amended and Restated 2005 Deferred Compensation Plan, which froze the 2005 Deferred Compensation Plan to new participants effective as of October 26, 2016, and a 2016 Deferred Compensation Plan. Except as noted below, the 2016 Deferred Compensation Plan is substantially the same as the 2005 Deferred Compensation Plan.
Distribution Election Notice. At the time a participant first makes an election to defer covered compensation, he or she must deliver to the Company a signed “distribution election notice” in which he or she elects to receive distributions of the credit balance in his or her DCA in the form of either a single lump-sum payment or monthly installment payments over a period not to exceed 120 months. A participant may change such election from time to time; however, if a distribution election notice is delivered to the Company less than 12 calendar months before the month in which distributions begin, such notice will not be effective and the Company will instead treat the distribution election notice that was last delivered to the Company before such 12 calendar month period as the effective notice.
Distributions Upon Retirement or Disability. The Company will distribute the credit balance in a DCA maintained for a participant at the time he or she retires or becomes disabled as either a single lump sum or monthly installment payments, as elected by the participant. If the participant has elected a single lump-sum distribution, such distribution will be made within 90 days after the date that a participant retires or becomes disabled. If the participant has elected monthly installment payments, such distribution will be made on the first day of each month, beginning with the first day of the third month following the month in which a
33	2022 Proxy Statement

participant retires or becomes disabled and continuing until the full amount of the DCA maintained for the participant has been distributed. Until the DCA has been distributed in full, interest will continue to be credited to the DCA. The monthly installment payments will be in as nearly equal amounts as possible. Notwithstanding any contrary provisions of the Plan, if the participant dies after monthly installment payments of the credit balance in the DCA maintained for him or her have begun, then the remaining credit balance in the DCA will be distributed to his or her designated beneficiary in a single lump sum within 30 days after the Company receives notice that the participant has died.
Lump-Sum Distributions Upon Termination of Employment Other Than Because of Disability or Retirement or if DCA is Less Than $25,000. The 2005 Deferred Compensation Plan provides that, notwithstanding a participant’s election to receive a distribution of the credit balance in the DCA maintained for him or her in the form of monthly installment payments, such credit balance will be distributed to the participant in a single lump sum within 90 days after the date on which he or she terminates his or her services or employment with the Company, if (i) such termination of services or employment is for any reason other than because he or she retires or becomes disabled, or (ii) if the credit balance of the DCA maintained for him or her does not exceed $25,000. Unlike the 2005 Deferred Compensation Plan, the 2016 Deferred Compensation Plan permits participants to elect installment payments for any termination of employment, rather than only on a termination due to retirement or disability. If a participant’s services or employment with the Company is terminated because of his or her death, the credit balance in the participant’s DCA will be distributed to his or her designated beneficiary.
2021 Pension Benefits
Name	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Clint E. Stein	SERP	16	1,818,309	—
Andrew L. McDonald	SERP	17	3,807,612	—
(1)
Under the terms of the SERP, executives must, in addition to other conditions, be fully vested to receive benefits. Full vesting is based on a 20 year schedule. As of December 31, 2021, Mr. McDonald was eligible to receive 85% of his target benefit amount upon a voluntary termination. Mr. Stein will first become eligible to receive vested benefits upon a voluntary termination at age 55. Named Executives must have at least ten years of service with the Company in order to receive benefits upon a voluntary termination that occurs prior to reaching the early retirement age of 55.

(2)
The estimated maximum annual retirement benefit payable under the SERP for the Named Executives upon achieving age 65 is $270,000 for Mr. Stein and $259,897 for Mr. McDonald assuming a single life annuity.

Legacy Supplemental Executive Retirement Plan. Over the years, Columbia has maintained a supplemental executive retirement plan, or SERP, for certain executive officers of Columbia to provide retirement benefits to those officers. Where a participant has 20 years of service and is therefore fully vested, the SERP is designed to provide lifetime retirement benefits equal to 60% of the average of the three highest years of base salary (which we refer to as the “SERP formula”), with an annual two percent cost of living adjustment to benefit payments. Prior to 2015, the SERP benefits available to each participant were calculated based on a fixed dollar amount set forth in the officer’s SERP, which was intended to approximate the SERP formula. In 2015, in order to better account for fluctuations in the participant’s base salary over time, the Company amended the SERP to provide that the SERP benefit available to each participant would instead equal the SERP formula described above. On September 27, 2017, the Committee approved an amendment to the SERP, which revised the vesting schedule from vesting on an annual basis to vesting on a monthly basis in order to conform vesting to the methodology for determining early retirement benefits under the SERP.
Each SERP includes a number of restrictions on payment, including a requirement, subject to certain exceptions, that the Named Executive attain age 65 (62 in the event of a change-in-control). Each Named Executive’s SERP includes a number of potential adjustments to the date on which retirement payments are initiated and to the amount of the Named Executive’s benefit. These potential adjustments include provisions for early retirement subject to the early commencement reduction factor of 5% for each year that the benefit is paid prior to reaching age 65, payable upon reaching age 55, with a minimum of ten years of credited service, and a 2% annual inflation adjustment to benefit payments. As of December 31, 2021, Mr. McDonald was eligible for early retirement benefits. Named Executives terminated pursuant to a change-in-control of Columbia will be vested in the benefit that the executive would have received had the Named Executive remained employed by Columbia until reaching the normal retirement age. In the event the Named Executive becomes disabled, the executive will be 100% vested, regardless of tenure. Other potential SERP adjustments include an elimination of benefits if the Named Executive violates non-competition requirements or if the Named Executive is terminated for cause or resigns voluntarily before reaching the normal retirement age and does not have ten years of service or before achieving 100% vesting. Under the terms of each SERP, the Named Executive and the Company will cooperate and use all reasonable efforts, in compliance with applicable law, to minimize the amount of any excise tax imposed by Section 4999 of the Internal Revenue Code.
The SERP is unsecured and unfunded and there are no plan assets. Columbia has purchased Bank-Owned Life Insurance (“BOLI”) policies on the lives of the Named Executives and other officers and intends to use income from these policies to offset SERP benefit expenses. In 2021, consistent with prior years, Columbia purchased additional BOLI policies to supplement Columbia’s existing portfolio. The BOLI policies, through the split dollar life insurance agreements with the officers, provide a death benefit equal to three times the officer’s then current base salary and approximately ten times the projected benefit at normal retirement age of the officer’s SERP. The agreements take into account any other life insurance policies purchased by and owned by
2022 Proxy Statement	34

the Company that pay benefits to the participant’s beneficiary at death. This split dollar benefit is payable to the officer’s beneficiaries if the officer dies while employed with the Company, in which case the officer (and his or her beneficiaries) would not be entitled to any benefits under the SERP. If the officer retires or terminates employment for any reason other than death, then the officer and his or her beneficiaries forfeit any benefits under the split dollar agreement, and all proceeds from the BOLI policies are instead paid to the Company.
The income generated from the BOLI policies is projected to, on a cumulative basis, substantially offset the ongoing costs of the SERP program. This projection includes assumptions related to future BOLI policy performance, the Bank’s cost of funds and discount rates applicable to the SERP program. Any excess revenue generated from the BOLI will be used to offset other employee benefit costs. BOLI is not a permissible bank investment but BOLI may be purchased in order to offset employee benefit expenses pursuant to the authority granted by the “Interagency Statement on the Purchase and Risk Management of Life Insurance,” dated December 7, 2004 and described for State-Chartered Federal Reserve member banks in Supervisory Letter SR 04-19.
As described below, the Company had previously entered into Unit Plans with each of Messrs. Stein and McDonald in lieu of a SERP. In 2013, the Company entered into SERPs with Messrs. Stein and McDonald, and their respective Unit Plan were frozen to new contributions. Payments under each Unit Plan were postponed until benefits are drawn from the Named Executive’s SERP (and the SERP benefits will be reduced by the amount that is attributable to the respective Unit Plan).
Executive Agreements and LTIP Treatment
Long-Term Incentive Awards Change-in-Control Treatment. In the event of a change-in-control, all unvested awards will vest in full as of the date of the closing of such change-in-control transaction (for performance-based awards, based on the greater of target or actual performance) unless the awards are replaced or assumed, in which case the awards will continue as replaced or assumed.
Arrangements with Mr. Stein.
The Company and Columbia Bank entered into an employment agreement, effective January 1, 2020, with Mr. Stein establishing his compensation as President and Chief Executive Officer. The employment agreement, which has a term of three years, provides that Mr. Stein’s compensation will consist of an annual base salary of $800,000, a target annual bonus opportunity of 80% of annual base salary and an annual target long-term incentive opportunity of 120% of annual base salary. In 2021, the Board approved increases to Mr. Stein’s compensation such that it now consists of an annual base salary of $832,000, a target annual bonus opportunity of 90% of annual base salary and an annual target long-term incentive opportunity of 130% of annual base salary; these changes are discussed in further detail under “Base Salary,” “Annual Cash Incentive Compensation” and “2021 Target Long-Term Equity Incentive Award Opportunities.”
During the term of his employment with the Company and Columbia Bank, Mr. Stein will be entitled to participate in the benefits provided by the Company to its executives on a basis no less favorable than the benefits provided to other executives. Pursuant to the employment agreement, Mr. Stein’s base salary for purposes of determining benefits under his SERP will be frozen at $450,000. Mr. Stein otherwise will continue to participate in his SERP, and remain eligible for benefits under his Unit Plans, in accordance with their terms.
If Mr. Stein’s employment is terminated by the Company and Columbia Bank for any reason other than cause, disability or death, or if Mr. Stein terminates employment for good reason (as those terms are defined in the employment agreement), each of which is referred to as a “qualifying termination,” Mr. Stein will be entitled to receive any earned but unpaid bonus for a prior fiscal year and, subject to his execution of a release of claims, (1) cash severance equal to 2.0 times Mr. Stein’s annual base salary, (2) a prorated bonus for the year of termination based on actual performance, (3) a prorated portion of any long-term incentive awards (based on actual performance in the case of awards subject to performance-based vesting) and (4) continued health and welfare benefits for 24 months.
Notwithstanding the foregoing, if Mr. Stein experiences a qualifying termination within six months prior to, or within 24 months following, a change in control of the Company (as defined in the employment agreement), Mr. Stein will be entitled to receive (1) cash severance equal to 2.5 times the sum of Mr. Stein’s annual base salary and target annual bonus, (2) a prorated target bonus for the year of termination and (3) subject to Mr. Stein’s execution of a release of claims, continued health and welfare benefits for 30 months. On any such qualifying termination, Mr. Stein’s long-term incentive awards will be treated in accordance with their terms. In the event such qualifying termination occurs within six months prior to a change-in-control, upon closing of the change-in-control, Mr. Stein would be entitled to receive change-in-control payments, less any payments that he received as a termination payment.
If Mr. Stein’s employment is terminated due to his death or disability, Mr. Stein’s legal representatives will be entitled to receive any earned but unpaid bonus for a prior fiscal year and Mr. Stein’s long-term incentive awards will be treated in accordance with their terms.
Mr. Stein is subject to customary restrictive covenants, including non-competition and non-solicitation covenants during his employment and for two years following termination of employment for any reason.
35	2022 Proxy Statement

The following table shows the maximum amounts that could be payable to Mr. Stein under his agreements in each termination scenario set forth below, and (i) is based on his salary at December 31, 2021; and (ii) assumes the triggering event was December 31, 2021.
	2021 Termination/Change-in-Control Payments – Clint E. Stein
	Death	Disability	Voluntary Termination For Good Reason (Not Due to CIC)	Termination w/o Cause (Not Due to CIC)	Termination Due to CIC(1)	Retirement
Employment Agreement(2)	$—	$—	$1,664,000	$1,664,000	$—	$—
Annual Incentive(3)	—	—	1,111,968	1,111,968	748,800	—
CIC Termination Payment(4)	—	—	—	—	3,952,000	—
Benefits Payable Under SERPs, Unit Plans or Split Dollar Life Insurance(5)	8,157,929*	3,101,885*	—	2,567,341*	3,209,177*	—
Bank Owned Life Insurance(6)	2,496,000	—	—	—	—	—
Healthcare and Other Benefits(7)	—	—	47,472	47,472	59,340	—
FMV of Accelerated Equity Vesting(8)	2,534,197	2,534,197	1,415,369	1,415,369	2,534,197	—
Total	$13,188,126	$5,636,082	$4,238,809	$6,806,150	$10,503,514	$—
* Reflects the lump sum value of the benefit to be paid out in a lump sum following the triggering event under the terms of the applicable plan.
(1)
In the event Mr. Stein was terminated without cause, or he voluntarily terminated for good reason, within six months prior to a change-in-control, upon closing of the change-in-control, he would be entitled to receive change-in-control payments, less any payments that he received as a termination payment.

(2)	Represents two times Mr. Stein’s annual salary in the year of termination payable in equal installments over two years following termination.
(3)
For voluntary termination for good reason and termination without cause, represents the prorated portion of any incentive payment earned during the year of termination payable in a lump sum; provided that, if such termination is due to change-in-control, represents the prorated portion of Mr. Stein’s target annual incentive.

(4)
For termination due to change-in-control, represents 2.5 times the sum of Mr. Stein’s annual salary in the year of termination and target annual incentive, payable in equal monthly installments over a 30-month period following termination.

(5)
Reflects the benefits to which Mr. Stein would be entitled under his SERP (or split dollar life insurance benefits calculated based on SERP benefits) and under his Unit Plan, which reduces the benefits otherwise payable under his SERP (except in the event of death). See “Pension Benefits” and “Unit Plans” above for more details regarding these benefits. Mr. Stein may elect a single lifetime annuity or a joint and survivor annuity.

Benefits on Death. Death benefits are not payable pursuant to the SERP; however, in the event of Mr. Stein’s death while employed, a Split Dollar Agreement provides a one-time lump sum benefit of a stated dollar amount calculated as ten times the projected annual SERP benefit at normal retirement. Amounts also include the benefits that Mr. Stein would be entitled under his Unit Plan, which would not reduce the benefits payable under his SERP. Mr. Stein’s Unit Plan provides for $24,996 annually for ten years following death. In the event that Mr. Stein dies after his Unit Plan payments have begun, then any remaining payments in the ten-year benefit stream will be made to his beneficiaries.
Benefits on Disability. In the event that Mr. Stein becomes Disabled, the amount represents a one-time lump sum payment calculated as the present value of the projected stream of retirement benefit payments that Mr. Stein would expect to receive had he remained employed until normal retirement age.
Benefits on Termination without Cause or Due to CIC. Upon a termination without cause or due to a change-in-control, benefits are payable in a lifetime annuity.
(6)	Represents the amount equal to three times base salary as of the date of death that would be due to Mr. Stein’s beneficiaries under a bank owned life insurance policy payable by the insurer.
(7)
Represents the value of continued employer-paid health and welfare benefits for two years following termination (or in the event of a termination due to change-in-control, for 30 months following termination).

(8)
In the case of death, disability or termination in connection with a change-in control, represents the fair market value of unvested equity awards with performance shown at stretch performance. In the case of a voluntary termination for good reason or a termination without cause not in connection with a change-in-control, represents the fair market value of a prorated portion of the unvested equity awards with performance shown at stretch performance. In the case of retirement, represents a prorated portion of Performance Shares and Performance Stock Units at stretch performance. Fair market value was determined based on the closing price of Columbia’s common stock on Nasdaq on December 31, 2021 of $32.72 per share.

On October 11, 2021, the Company and Mr. Stein entered into an amended and restated employment agreement (the “CEO Agreement”) pursuant to which Mr. Stein will serve as President and Chief Executive Officer of the Company and Chief Executive Officer of Umpqua Bank following the closing of our combination with Umpqua. The effectiveness of the CEO Agreement
2022 Proxy Statement	36

is contingent upon the closing of the combination transaction. For more detail regarding the CEO Employment Agreement and amounts that could become payable to Mr. Stein if it becomes effective, please see our Current Report on Form 8-K, dated October 15, 2021, and the joint proxy statement/prospectus, dated December 3, 2021, relating to the combination, each as filed with the SEC.
Change-in-Control Agreements. Columbia Bank has entered into change-in-control agreements with Messrs. Stein, Deer, Eid, Merrywell and McDonald. Mr. Stein’s employment agreement superseded the change-in-control agreement effective as of January 1, 2020. Mr. Merrywell entered into a change-in-control agreement effective January 1, 2020 in connection with his appointment as Chief Operating Officer. Mr. Eid entered a change-in-control agreement effective March 2, 2020, which replaced his prior change-in-control group plan agreement. Mr. Deer entered into a change-in-control agreement effective May 7, 2020 in connection with the commencement of his employment and appointment as Chief Financial Officer.
The agreements contain provisions, similar to those contained in the employment agreement for Mr. Stein discussed above, that require payments in the event of termination of employment without cause or by the executive for good reason within 365 days (or, for Mr. McDonald, 730 days) following a change-in-control (as defined in the agreements) or termination of employment without cause prior to the change-in-control at any time from and after 60 days prior to the public announcement of a transaction that will result in a change-in-control, provided that the change-in-control occurs within 18 months of the executive’s termination date. Under the agreements, the executives are entitled to (i) receive their base salary for terms of two years; (ii) accelerated vesting of options; (iii) removal of restrictions on any restricted stock or other restricted securities, subject to Federal securities laws; and (iv) payment or reimbursement of certain COBRA premiums for a period of 18 months or until the NEO obtains employment that offers health benefits (and, if the termination occurs prior to the change in control, for the number of months the employee elected to continue healthcare coverage prior to the change in control). These agreements also contain a covenant that the executive will not compete with Columbia or any of its subsidiaries for up to two years after the commencement of severance benefit payments, unless payments of such severance benefits are waived by the executive, and a covenant that the executive will not solicit employees, customers or business partners of Columbia or any of its subsidiaries for up to two years after the commencement of severance benefit payments. The terms of the agreements are five years unless otherwise extended in writing.
Unit Plans. Columbia Bank previously entered into Unit Plans with each of Mr. Stein (in 2008), Mr. Eid (two plans, one each in 2011 and 2014), Mr. Merrywell (two plans, one each in 2015 and 2018) and Mr. McDonald (three plans, one each in 2004, 2006 and 2007). The plans were provided primarily to supplement retirement benefits in lieu of a SERP. Each separate Unit Plan provides that the executive will begin receiving a monthly payment beginning the first month following the tenth anniversary of each plan, based on an annual aggregate payment of $25,000 per year for ten years. In the event the executive’s employment is terminated by the Bank without cause, or in the event Mr. Stein, Mr. Eid (under his 2011 Unit Plan) or Mr. McDonald is terminated due to disability, the executive will be entitled to receive a payment based on the prorated portion of his term of employment, payable in monthly payments following the tenth anniversary of each plan. In the event Mr. Eid (under his 2014 Unit Plan) or Mr. Merrywell is terminated due to disability, the executive will be entitled to receive a payment equal to the net present value of the full benefit under the Unit Plan, payable in a lump sum following such disability. In the event Mr. Eid (under his 2014 Unit Plan) or Mr. Merrywell is terminated by the Bank without cause or by the executive for good reason, in each case following a change in control of the Bank, the executive will be entitled to receive either (i) a payment equal to one half the full benefit under the Unit Plan, if such termination occurs on or before the fifth anniversary of each plan or (ii) a payment equal to the full benefit under the Unit Plan, if such termination occurs after the fifth anniversary of each plan but on or before the tenth anniversary of each plan, in each case payable in monthly payments following the tenth anniversary of each plan. If the executive leaves the employment of Columbia Bank prior to expiration during the respective ten-year period, the entire amount is forfeited. In the event of the executive’s death before the tenth anniversary of the plan, the executive’s beneficiaries will receive a payment based on the prorated portion of his term of employment, payable in monthly installments following such death. For Mr. Stein, Mr. Eid (under his 2011 Unit Plan) and Mr. McDonald, there is a non-competition clause that provides that the executive’s right to receive benefits terminates if the executive works for a competitor. For Mr. Eid (under his 2014 Unit Plan) and Mr. Merrywell, there are non-competition and non-solicitation clauses that provide that the executive’s right to receive benefits terminates if the executive engages in certain competitive or solicitation activity during the executive’s employment or during the one year thereafter.
As noted above, in 2013, the Bank entered into a SERP with Messrs. Stein and McDonald. Benefits under the Unit Plans were frozen to new contributions. In the event any benefit payments due Messrs. McDonald or Stein pursuant to their respective SERP plans are to be made simultaneously with payment amounts due them pursuant to their respective Unit Plans, then any SERP benefit payments will be reduced by amounts to be paid out from their Unit Plans. The reduced SERP benefit payment will be determined by deducting the amount of the Unit Plan payments from the scheduled SERP benefit payments. Once the Unit Plan benefit payment periods expire, retirement benefit payments under the SERP plan will no longer be reduced.
37	2022 Proxy Statement

The tables below show the maximum amounts that could be paid to Messrs. Deer, Eid, Merrywell and McDonald under their respective agreements, which are based on (i) the executive’s salary at December 31, 2021; and (ii) assumes the triggering event was December 31, 2021.
	2021 Termination/Change-in-Control Payments – Aaron J. Deer
	Death	Disability	Termination w/o Cause (Not Due to CIC)	Termination Due to CIC	Retirement
Change in Control Agreement(1)	$—	$—	$—	$810,000	$—
Benefits Payable Under SERPs, Unit Plans or Split Dollar Life Insurance	—	—	—	—	—
Bank Owned Life Insurance(3)	1,215,000	—	—	—	—
FMV of Accelerated Equity Vesting(4)	531,537	531,537	—	531,537	—
Total	$1,746,537	$531,537	$ —	$1,341,537	$ —
	2021 Termination/Change-in-Control Payments – Eric J. Eid
	Death	Disability	Termination w/o Cause (Not Due to CIC)	Termination Due to CIC	Retirement
Change in Control Agreement(1)	$—	$—	$—	$680,000	$—
Benefits Payable Under SERPs, Unit Plans or Split Dollar Life Insurance(2)	44,163*	223,925*	19,580*	25,000*	—
Bank Owned Life Insurance(3)	1,020,000	—	—	—	—
FMV of Accelerated Equity Vesting(4)	608,298	608,298	—	608,298	234,930
Total	$1,672,461	$832,223	$19,580	$1,313,298	$234,930
* This reflects Mr. Eid’s two Unit Plans. See “Unit Plans” above for more details regarding these benefits.
	2021 Termination/Change-in-Control Payments – Christopher M. Merrywell
	Death	Disability	Termination w/o Cause (Not Due to CIC)	Termination Due to CIC	Retirement
Change in Control Agreement(1)	$—	$—	$—	$920,000	$ —
Benefits Payable Under SERPs, Unit Plans or Split Dollar Life Insurance	26,666*	447,850*	26,458*	37,500*	—
Bank Owned Life Insurance(3)	1,380,000	—	—	—	—
FMV of Accelerated Equity Vesting(4)	878,859	878,859	—	878,859	—
Total	$2,285,525	$1,326,709	$26,458	$1,836,359	$—
* This reflects Mr. Merrywell’s two Unit Plans. See “Unit Plans” above for more details regarding these benefits.
	2021 Termination/Change-in-Control Payments – Andrew McDonald
	Death	Disability	Termination w/o Cause (Not Due to CIC)	Termination Due to CIC	Retirement
Change in Control Agreement(1)	$—	$—	$—	$830,000	$—
Benefits Payable Under SERPs, Unit Plans or Split Dollar Life Insurance(2)	2,391,960**	4,643,492**	147,265*	165,536*	203,921*
Bank Owned Life Insurance(3)	1,245,000	—	—	—	—
FMV of Accelerated Equity Vesting(4)	886,222	886,222	-	886,222	292,026
Total	$4,523,182	$5,529,714	$147,265	$1,881,758	$495,947
* Reflects the annual lifetime annuity payable following the triggering event under the terms of the applicable plan. Mr. McDonald's benefit reflects single life annuity.
** This Actuarial Equivalent amount shall be paid in a lump sum following the terms of the agreement.
(1)	Represents two times each Named Executive’s annual base salary payable in equal monthly installments for two years following the termination date.
2022 Proxy Statement	38

(2)
Reflects the benefits to which each Named Executive would be entitled under their SERPs (or split dollar life insurance benefits calculated based on SERP benefits) and, in the case of Mr. McDonald, under his Unit Plan, which reduces the benefits otherwise payable under his SERP (except in the event of death). See “Pension Benefits” and “Unit Plans” above for more details regarding these benefits. The Named Executives may elect a single lifetime annuity or a joint and survivor annuity.

Benefits on Death. Death benefits are not payable pursuant to the SERP; however, in the event of death of a Named Executive while employed, a Split Dollar Agreement provides a one-time lump sum benefit of a stated dollar amount calculated as ten times the projected annual SERP benefit at normal retirement. For Mr. McDonald, amounts also include the benefits that he would be entitled under his Unit Plans, which would not reduce the benefits payable under his SERP. Mr. McDonald’s Unit Plan provides for $74,988 annually for ten years following death. In the event that Mr. McDonald dies after his Unit Plan payments have begun, then any remaining payments in the ten-year benefit stream will be made to his beneficiaries.
Benefits on Disability. In the event of disability, represents a one-time lump sum payment calculated as the present value of the projected stream of retirement benefit payments that the Named Executive would expect to receive had he or she remained employed until normal retirement age.
Benefits on Termination without Cause or Due to CIC. Upon a termination without cause or due to a change-in-control, benefits are payable in a one-time lump sum, except that for Mr. McDonald benefits are payable in a lifetime annuity.
Retirement Benefits. Mr. McDonald was eligible to retire as of December 31, 2020 and receive benefits under his SERP payable in a lifetime annuity.
(3)
Represents the amount equal to three times base salary as of the date of death that would be due to each Named Executive’s beneficiaries under a bank owned life insurance policy payable by the insurer.

(4)
Represents the fair market value of unvested equity awards (or, for Messrs. Eid and McDonald in the case of retirement, represents a prorated portion of Performance Shares and Performance Stock Units) based on the closing price of Columbia’s common stock on Nasdaq on December 31, 2021 of $32.72 per share. Performance Shares and Performance Stock Units are shown at stretch performance.

Other Compensation Plans
Employee Stock Purchase Plan.  We also maintain an Employee Stock Purchase Plan (the “ESPP”) that was adopted in 1995, and amended in 2000, 2006, 2009 and 2010. The ESPP was further amended in 2018 to make certain administrative updates. The ESPP allows eligible employees to purchase shares of Columbia common stock at 90% of the lower of the market price at either the beginning or the end of each six-month offering period by means of payroll deductions. At December 31, 2021, there were 160,273 shares available for purchase under the ESPP.
CEO Pay Ratio
Set forth below is the total annual compensation for 2021 of Mr. Stein, the median of the total annual compensation of our employees (other than Mr. Stein) and the ratio of those two values:
CEO Total Annual Compensation as reported in the Summary Compensation Table (A)	Median Total Annual Compensation of Our Employees (B)	Ratio of (A) to (B)
$3,530,394	$67,551	52 to 1
To identify our median employee, we used our entire employee population as of December 31, 2021. We measured compensation based on total gross pay for 2021 as reported to the Internal Revenue Service on Form W-2 for 2021 and annualized the compensation of all regular employees hired or rehired during 2021. In accordance with SEC rules, after identifying our median employee, we calculated 2021 total annual compensation for both our median employee and Mr. Stein using the same methodology that we use to determine our Named Executives’ total annual compensation for the Summary Compensation Table. This calculation produced the ratio shown in the table above.
39	2022 Proxy Statement

PROPOSAL NO. 2
ADVISORY (NON-BINDING) VOTE
ON EXECUTIVE COMPENSATION
At the 2017 Annual Meeting, shareholders voted on an advisory (non-binding) resolution on the frequency of a shareholder vote on named executive officer compensation. As recommended by the Board, the shareholders approved that an advisory (non-binding) vote to approve named executive officer compensation should occur on an annual basis, and that frequency was subsequently approved by the Board. Accordingly, we have included and will include a non-binding advisory vote on named executive compensation in our proxy materials on an annual basis until the next vote on the frequency of such advisory votes, which will occur no later than our 2023 annual meeting. In accordance with the vote of the shareholders and the Board, we are providing you the opportunity, as a shareholder, to endorse or not endorse our executive pay program through the following non-binding resolution:
“RESOLVED, that the shareholders approve the compensation of named executive officers as described in the Compensation Discussion & Analysis and the tabular disclosures regarding Named Executive compensation (together with the accompanying narrative disclosures) in this proxy statement.”
We believe that our compensation policies and procedures are strongly aligned with the long-term interests of our shareholders. Columbia’s compensation program is guided by the philosophy that total executive compensation should vary based on achievement of both individual and corporate goals and objectives, and should be focused on long-term strategies to build shareholder value. We invite you to consider the details of our executive compensation provided under “Executive Compensation—Compensation Discussion & Analysis” in this proxy statement. That section provides you with information about the structure of our executive compensation and the objectives that our compensation program is intended to achieve.
Because your vote is advisory, it will not be binding upon the Board. However, the Personnel and Compensation Committee values the opinions that our shareholders express in their votes, and will take into account the outcome of the vote when considering future executive compensation arrangements.
Vote Required and Board Recommendation
The proposal on the advisory (non-binding) vote to approve executive compensation requires the affirmative vote FOR of a majority of the shares present and voting on this matter.
The Board unanimously recommends a vote “FOR” approval of the compensation of executive officers as described in the Compensation Discussion and Analysis and the tabular disclosures regarding named executive compensation (together with the accompanying narrative disclosures) in this proxy statement.
2022 Proxy Statement	40

INFORMATION ABOUT EXECUTIVE OFFICERS
The following table sets forth information with respect to our executive officers who are not directors or nominees for director of Columbia, including employment history for the last five years. All executive officers are appointed annually and serve at the discretion of the Board.
Name	Age	Position	Has Served as an Executive Officer of the Company since
Kumi Y. Baruffi(1)	51	Executive Vice President/General Counsel	2014
Aaron J. Deer(2)	53	Executive Vice President/Chief Financial Officer	2020
Lisa K. Dow(3)	62	Executive Vice President/Chief Risk Officer	2018
Eric J. Eid(4)	66	Executive Vice President/ Chief Digital & Technology Officer	2020
David C. Lawson(5)	63	Executive Vice President/Chief Human Resources Officer	2013
Andrew L. McDonald(6)	63	Executive Vice President/Chief Credit Officer	2004
Christopher Merrywell(7)	56	Executive Vice President/Chief Operating Officer	2020
David Moore Devine(8)	44	Executive Vice President/Chief Marketing & Experience Officer	2020
(1)
Ms. Baruffi joined Columbia Bank as Executive Vice President, Corporate Secretary and its first General Counsel in September 2014. Prior to joining Columbia Bank, Ms. Baruffi was a partner with a Seattle-based business law firm where she served on the board of directors and financial services team.

(2)
Mr. Deer joined Columbia Bank as Executive Vice President and Chief Financial Officer in April 2020 from Piper Sandler, where he was a Managing Director and Senior Research Analyst. Previously, he was a Managing Director in the equity research department of Sandler O’Neill + Partners, where he covered West Coast financial institutions since 2007.

(3)
Ms. Dow joined Columbia Bank as Senior Vice President and Credit Administrator in April 2013, when Columbia acquired West Coast Bancorp, where she served as Senior Vice President and Regional Credit Administrator & Credit Services Manager. Ms. Dow was promoted to the new position of Executive Vice President, Chief Risk Officer in March of 2018 and manages the bank’s comprehensive risk management process.

(4)
Mr. Eid joined Columbia Bank as Senior Vice President and Chief Information Officer in March 2010. He was promoted to Executive Vice President and Chief Innovation and Technology Officer in January 2020 and served as Interim Chief Financial Officer in March-April 2020. Prior to joining Columbia, he was with Russell Investments, in Tacoma, Washington.

(5)
Mr. Lawson joined Columbia Bank as an Executive Vice President and Director of Human Resources in July 2013. He became the Chief Human Resources Officer in October 2014. Mr. Lawson has over 30 years of human resources experience, including 11 years with Franciscan Health Systems where he oversaw more than six hospitals and a network of clinics and physicians in three counties with over 11,000 employees.

(6)
Mr. McDonald joined Columbia Bank as an Executive Vice President and Chief Credit Officer in June 2004. Prior to joining Columbia Bank, Mr. McDonald was a Senior Vice President and Team Leader at US Bank. His experience in banking spans over 30 years and includes senior officer positions with US Bank and West One Bank, as well as managing US Bank’s Media & Telecommunications group and South Puget Sound Commercial Banking group.

(7)
Mr. Merrywell joined Columbia Bank in October 2012 as Director of Wealth Management and was promoted to EVP Chief Consumer Banking Officer in February 2017. He was then named to the Executive Management Team in January 2020 with his promotion to EVP Chief Operating Officer.

(8)
Mr. Moore Devine joined Columbia Bank in 2007 in the Marketing Department. He was promoted to Director of Marketing in March 2011 and was named to the Executive Management Team in January 2020 with his promotion to Executive Vice President and Chief Marketing and Experience Officer.

41	2022 Proxy Statement

STOCK OWNERSHIP
Beneficial Ownership of Directors and Executive Officers
The following table shows, as of March 2, 2022, the amount of Columbia common stock directly owned (unless otherwise indicated) by (a) each director and director nominee; (b) the executive officers named in the Summary Compensation Table above; and (c) all of our directors and executive officers (including those not named in the Summary Compensation Table) as a group. Except as otherwise noted, we believe that the beneficial owners of the shares listed below, based on information furnished by such owners, have or share with a spouse voting and/or investment power with respect to the shares. Beneficial ownership is determined under the rules of the SEC.
Name	Position	Number of Shares	Percentage
Craig D. Eerkes	Chair of the Board	18,533(1)	*
Clint E. Stein	Director, President and Chief Executive Officer	59,483(2)	*
Laura Alvarez Schrag	Director	2,498(3)	*
Aaron James Deer	Executive Vice President, Chief Financial Officer	19,635	*
Eric J. Eid	Executive Vice President, Chief Digital & Technology Officer	27,311(4)	*
Ford Elsaesser	Director	45,325(3)	*
Mark A. Finkelstein	Director	13,902(3)	*
Eric S. Forrest	Director	13,674(3)	*
Thomas M. Hulbert	Director	66,990(3)	*
Michelle M. Lantow	Director	21,402(3)	*
Randal L. Lund	Director	9,735(3)	*
Tracy Mack-Askew	Director	2,498(3)	*
Andrew L. McDonald	Executive Vice President, Chief Credit Officer	47,762(5)	*
Christopher M. Merrywell	Executive Vice President, Chief Operating Officer	18,890(6)	*
S. Mae Fujita Numata	Director	20,727(7)	*
Elizabeth W. Seaton	Director	15,902(3)	*
Janine T. Terrano	Director	8,736(3)	*
All directors and executive officers as a group (21 persons)		489,537.62%
* Represents less than 1% of outstanding common stock.
(1)	Includes 1,669 unvested time-based restricted shares for which Mr. Eerkes has voting but not investment power and 16,864 shares held in a joint account with his wife.
(2)
Includes 2,820 vested performance shares, which were calculated and approved by the Personnel and Compensation Committee of the Columbia Board in February 2022, 4,568 unvested time-based restricted shares, and 22,583 unvested time-based restricted stock units. Mr. Stein has voting but not investment power for his unvested restricted shares. Mr. Stein has 26,054 shares held jointly with his spouse.

(3)	Includes 1,669 unvested time-based restricted shares for which the director has voting but not investment power.
(4)
Includes 1,197 vested performance shares, which were calculated and approved by the Personnel and Compensation Committee of the Columbia Board in February 2022, 1,547 unvested time-based restricted shares and 5,915 unvested time-based restricted stock units. Mr. Eid has voting but not investment power for his unvested restricted shares.

(5)
Includes 1,845 vested performance shares, which were calculated and approved by the Personnel and Compensation Committee of the Columbia Board in February 2022, 2,385 unvested time-based restricted shares, and 6,083 unvested time-based restricted stock units. Mr. McDonald has voting but not investment power for his unvested restricted shares.

(6)
Includes 1,210 vested performance shares, which were calculated and approved by the Personnel and Compensation Committee of the Columbia Board in February 2022, 1,580 unvested time-based restricted shares and 9,311 unvested time-based restricted stock units. Mr. Merrywell has voting but not investment power for his unvested restricted shares.

(7)	Includes 1,669 unvested time-based restricted shares for which Ms. Numata has voting but not investment power, and 825 shares held jointly with spouse.
2022 Proxy Statement	42

Beneficial Owners of More Than Five Percent
As of March 2, 2022 (except as otherwise noted), the shareholders identified in the table below beneficially owned more than 5% of the outstanding Columbia shares. To the Company’s knowledge, based on the public filings which beneficial owners of more than 5% of the outstanding shares of Columbia common shares are required to make with the SEC, there are no other beneficial owners of more than 5% of the outstanding Columbia common shares as of March 2, 2022. The percentage ownership data is based on 78,706,184 Columbia common shares outstanding as of March 2, 2022.
Name and Address	Number of Shares(1)	Percentage
Blackrock, Inc.(2) 55 East 52nd Street New York, NY 10055	11,456,349	14.56%
The Vanguard Group, Inc.(3) 100 Vanguard Blvd. Malvern, PA 19355	8,908,287	11.33%
State Street Corporation(4) 1 Lincoln Street Boston, MA 02111	4,957,374	6.30%
(1)
Pursuant to rules promulgated by the SEC, a person or entity is considered to beneficially own shares of common stock if the person or entity has or shares (i) voting power, meaning the power to vote or direct the voting of the shares, or (ii) investment power, meaning the power to dispose of or direct the disposition of the shares.

(2)
An amended Schedule 13G filed with the SEC on January 27, 2022 indicates that BlackRock, Inc. had sole voting power over 11,323,232 shares and sole dispositive power over 11,456,349 shares. Various persons had the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the Columbia common shares. No one person’s interest in the Columbia common shares was more than five percent of the total outstanding Columbia common shares.

(3)
An amended Schedule 13G filed with the SEC on February 9, 2022 indicates that The Vanguard Group, Inc. had sole voting power over 0 shares, shared voting power over 68,272 shares, sole dispositive power over 8,771,731 shares and shared dispositive power over 136,556 shares.

(4)
A Schedule 13G filed with the SEC on February 10, 2022 indicates that State Street Corporation had sole voting power over 0 shares, shared voting power over 4,790,674 shares, sole dispositive power over 0 shares and shared dispositive power over 4,957,374 shares.

43	2022 Proxy Statement

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Fees Paid to Independent Registered Public Accounting Firm
The following table sets forth the aggregate fees charged to Columbia by Deloitte & Touche LLP (“Deloitte”) for audit services rendered in connection with the audited consolidated financial statements and reports for the 2021 and 2020 fiscal years and for other services rendered during the 2021 and 2020 fiscal years.
Fee Category	Fiscal 2021	% of Total	Fiscal 2020	% of Total
Audit Fees	$1,877,266	86.8%	$1,477,500	90.7%
Tax Fees	282,111	13.0%	146,206	9.0%
All Other Fees	4,180	0.2%	4,177	0.3%
Total Fees	$2,163,557	100%	$1,627,883	100%
Audit Fees. Consists of fees billed to Columbia for professional services rendered by Deloitte in connection with the audit of our financial statements included in Columbia’s Form 10-K, review of financial statements included in Columbia’s Form 10-Qs, or services to Columbia in connection with statutory or regulatory filings or engagements, including consents.
Tax Fees.  Consists of tax compliance, tax advice, and tax consulting services.
All Other Fees. Consists of accounting research subscriptions.
In considering the nature of the services provided by Deloitte, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement Sarbanes-Oxley, as well as the American Institute of Certified Public Accountants.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
The services performed by Deloitte in 2021 and 2020 were pre-approved in accordance with the pre-approval policy outlined in the Audit Committee’s adopted charter. The policy specifies that pre-approval of all permissible auditing and non-auditing services to be provided by the Company’s independent auditors is the sole responsibility of the Audit Committee. Prior to commencing such services, pre-approval is required by the Audit Committee or as delegated to the Audit Committee Chair by the Committee.
AUDIT COMMITTEE REPORT
The Audit Committee of the Board makes the following report, which notwithstanding anything to the contrary set forth in any of Columbia’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, will not be incorporated by reference into any such filings and will not otherwise be deemed to be proxy soliciting materials or to be filed under such Acts.
The Audit Committee consists of the directors listed below. The Board has determined that the membership of the Audit Committee meets the independence requirements as defined under Nasdaq listing standards.
The Audit Committee is governed by a charter. A copy of the charter is available in the “About - Investor Relations - Overview - Governance Documents” section of our website at www.columbiabank.com. The charter was last amended effective July 28, 2021. The Audit Committee held eight meetings during fiscal year 2021.
Management has the responsibility for the preparation of the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing the Company’s financial statements, expressing an opinion as to their conformity with generally accepted accounting principles and annually auditing the Company’s internal control over financial reporting. The Audit Committee is responsible for overseeing Columbia’s financial reporting processes on behalf of the Board. With respect to fiscal year 2021, the Audit Committee has:
(1) reviewed and discussed the audited financial statements with management, and management represented to the Audit Committee that Columbia’s consolidated financial statements were prepared in accordance with generally accepted accounting principles;
(2) discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;
(3) received from Deloitte the written communications required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Deloitte that firm’s independence;
2022 Proxy Statement	44

(4) discussed with Columbia’s internal and independent accountants the overall scope and plans for their respective audits; and
(5) met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of Columbia’s internal controls, and the overall quality of Columbia’s financial reporting.
The members of the Audit Committee are not full-time employees of the Company and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent accountants. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audits of the Company’s financial statements and internal control over financial reporting have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”
The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. Each year, the Audit Committee evaluates the qualifications, performance and independence of the Company’s independent auditor and determines whether to re-engage the current independent auditor. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditors’ capabilities and the auditors’ technical expertise and knowledge of the Company’s operations and industry. Based on this evaluation, the Audit Committee has retained Deloitte as the Company’s independent auditor for 2022. Deloitte has been the independent auditor for the Company since 1997.
The members of the Audit Committee and the Board believe that, due to Deloitte’s knowledge of the Company and its industry, it is in the best interests of the Company and its shareholders to continue retention of Deloitte to serve as the Company’s independent auditor. Although the Audit Committee has sole authority to appoint the independent auditor, the Audit Committee will continue to recommend that the Board ask the shareholders, at the Annual Meeting, to ratify the appointment of the independent auditors.
Based on the review and discussions referred to in items (1) through (5) above, the Audit Committee has recommended to the Board that the audited financial statements be included in Columbia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.
Audit Committee Members
Randal L. Lund, Chair
Eric S. Forrest
Michelle M. Lantow
Tracy Mack-Askew
S. Mae Fujita Numata
Janine T. Terrano
45	2022 Proxy Statement

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Deloitte currently serves as our independent registered public accounting firm, and that firm has conducted the audits of our financial statements since the fiscal year ended December 31, 1997. The Audit Committee has appointed Deloitte to serve as the Company’s independent registered public accounting firm to conduct an audit of the financial statements for fiscal year 2022.
Appointment of the Company’s independent registered public accounting firm is not required to be submitted to a vote of our shareholders for approval or ratification. However, upon the recommendation of the Audit Committee, the Board has determined to submit the appointment of auditors to our shareholders for ratification. In the event our shareholders do not vote to ratify the appointment, the Audit Committee may reconsider whether to retain Deloitte, and may retain Deloitte or another firm without re-submitting the matter to our shareholders. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s and its shareholders’ best interest.
Representatives of Deloitte are expected to be present virtually at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.
The Board unanimously recommends that you vote “FOR” the ratification of the appointment of Deloitte to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions between Columbia or its affiliates and related persons (including directors and executive officers of Columbia and Columbia Bank, or their immediate family) must generally be approved by the Audit Committee, in accordance with the policies and procedures set forth in the Related Party Transaction Policy adopted by the Board. Under the Related Party Transaction Policy, a transaction with a “related person” will be consummated only if the Audit Committee, or a majority of the disinterested independent members of the Board, approves or ratifies such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.
During 2021, certain directors and executive officers of Columbia and Columbia Bank, and their immediate family members, were customers of Columbia Bank, and it is anticipated that such individuals will continue to be customers of Columbia Bank in the future. All transactions between Columbia Bank and its executive officers and directors, and their associates, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Company, and, in the opinion of management, did not involve more than the normal risk of collectability or present other unfavorable features.
2022 Proxy Statement	46

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K
Columbia’s 2021 Annual Report and Form 10-K for the year ended December 31, 2021 (which is not a part of Columbia’s proxy soliciting materials) have been filed with the SEC and are also available on our website. Copies of the 2021 Annual Report and Form 10-K will be furnished to shareholders upon request to:
Investor Relations
P. O. Box 2156, MS 3100
Tacoma, WA 98401-2156
Email: investorrelations@columbiabank.com
(253) 471-4065
Delivery of Documents to Shareholders Sharing an Address
In some cases, only one copy of the proxy statement or Notice, as applicable, is being delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of the proxy statement or Notice, as applicable, to a shareholder at a shared address to which a single copy of the document was delivered. To request a separate delivery of these materials now or in the future, a shareholder may submit a written or oral request to the Corporate Secretary at the address and number written above. Additionally, any shareholders who are presently sharing an address and receiving multiple copies of the proxy statement, annual reports or the Notice and who would rather receive a single copy of such materials may instruct us accordingly by directing their request to us in the manner provided above.
PENDING COMBINATION WITH UMPQUA HOLDINGS CORPORATION
As described in the joint proxy statement/prospectus filed with the SEC in connection with the special meeting of our shareholders held on January 26, 2022, our merger agreement with Umpqua provides that, upon consummation of the transaction, we will expand the size of our Board to 14 directors. Seven of the directors of the combined company will be former members of the Umpqua board of directors, including Cort L. O’Haver, who will serve as Executive Chairman of the combined company board. The remaining seven directors will be current members of the Columbia Board, including Clint E. Stein, who will serve as President and Chief Executive Officer of the combined company and Chief Executive Officer of the surviving bank, and Craig D. Eerkes, who will serve as the initial Lead Independent Director for the board of directors of the combined company.
The merger agreement also provides for Columbia’s bylaws to be amended to implement certain governance matters for the combined company following completion of the merger.
47	2022 Proxy Statement

QUESTIONS AND ANSWERS ABOUT VOTING AND THE MEETING
Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy materials?
Instead of mailing a printed copy of our proxy materials to each shareholder of record, the SEC permits us to furnish proxy materials to our shareholders over the Internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials. Instead, the Notice will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet. If you received the Notice by mail and would like to receive a printed copy of the proxy materials, please follow the instructions included in the Notice for requesting such materials.
We mailed the Notice on March 15, 2022 to all shareholders entitled to vote at the Annual Meeting. As of the date of mailing of the Notice, all shareholders and beneficial owners have the ability to access all of our proxy materials on a website referred to in the Notice. These proxy materials are available free of charge.
What is being voted on at the Annual Meeting?
At the Annual Meeting you will be asked to vote on:
•	the election of 12 nominees to serve on the Board until the 2023 Annual Meeting of Shareholders or until their successors have been elected and have qualified;
•	the approval, on an advisory basis (non-binding), of the compensation of Columbia’s named executive officers; and
•	the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
Who is entitled to vote?
Only shareholders who owned Columbia common stock, either directly or beneficially, as of the close of business on the Record Date are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting.
How do I vote?
At the Virtual Meeting. Shares held in your name as the shareholder of record may be voted by you online at the Annual Meeting at www.virtualshareholdermeeting.com/COLB2022. Shares held beneficially in “street name” may be voted by you online at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares, giving you the right to vote the shares. Have the legal proxy available when you access the virtual meeting web page. A technical assistance phone number will be made available on the virtual meeting registration page starting at 9:45 a.m. on the date of the meeting to assist with any difficulties you might have while accessing the virtual meeting during the check-in or meeting time.
By Mail. Shareholders who ask for and receive a paper proxy card may vote by mail and should complete, sign and date their proxy card and mail it in the pre-addressed envelope that will accompany the delivery of the paper proxy card. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted.
By Internet before the meeting. For shares registered in your name, you may go to http://www.proxyvote.com to transmit a proxy to vote your shares by means of the Internet. You will be required to provide our number and the control number, both of which are contained on the Notice or the proxy card, as applicable. You will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen, and you will be prompted to submit or revise them as desired. We must receive votes submitted before the Meeting via the Internet by 11:59 p.m. ET on April 26, 2022.
By Telephone. You may grant a proxy to vote your shares by telephone. The telephone voting procedures are designed to authenticate your identity, to allow you to grant a proxy to vote your shares, and to confirm that your instructions have been recorded properly. To vote by telephone, call 1-800-690-6903 by 11:59 p.m. ET on April 26, 2022. Please see the instructions on the Notice or the proxy card, as applicable.
For shares registered in the name of a broker or bank. Most beneficial owners, whose stock is held in “street name,” receive instructions for granting proxies from their banks, brokers or other agents, rather than a proxy card. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and as the beneficial owner, you have the right to direct your broker on how to vote.
A number of brokers and banks are participating in a program provided through Broadridge Financial Solutions Inc. that offers the means to grant proxies to vote shares over the telephone and Internet. If your shares are held in an account with a broker or bank participating in the Broadridge program, you may grant a proxy to vote those shares by calling the telephone number or visiting the website shown on the instruction form received from your broker or bank.
2022 Proxy Statement	48

Can I revoke my proxy and/or change my vote?
Yes. You may revoke your proxy and change your vote at any time before the proxy is exercised by filing with Columbia’s Secretary a notice of revocation, voting again by Internet or telephone (only your last Internet or telephone proxy submitted prior to the meeting will be counted), signing and returning a new proxy card with a later date, obtaining a legal proxy from the broker or other agent that holds your shares, or attending the virtual Annual Meeting and voting online. The powers of the proxy holders will be suspended if you attend the Annual Meeting and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.
What are the Board’s recommendations?
The Board recommends a vote (i) FOR the election of the director nominees listed in this proxy statement, (ii) FOR the approval, on an advisory basis (non-binding), of the compensation of Columbia’s named executive officers, and (iii) FOR the ratification of Deloitte as the independent registered public accounting firm for the fiscal year 2022.
If you indicate when voting by Internet or by telephone that you wish to vote as recommended by the Board, or if you sign and return a proxy card without specific instructions as to how to vote, Craig D. Eerkes and Clint E. Stein, as the persons named as proxy holders on the proxy card, will vote as recommended by the Board of Directors. If any other matters are considered at the meeting, Mr. Eerkes and Mr. Stein will vote as recommended by the Board. If the Board does not give a recommendation, Mr. Eerkes and Mr. Stein will have discretion to vote as they think best.
Will my shares be voted if I do not vote by using the Internet, by telephone or by signing and returning my proxy card?
If your shares are registered in your name and you do not vote by using the Internet, by telephone or by returning a signed proxy card or do not vote online at the Annual Meeting, your shares will not be voted.
If your shares are held in “street name” and you do not submit voting instructions to your broker, your broker may vote your shares at this meeting on the advisory (non-binding) approval of the appointment of the independent registered public accounting firm only. If no instructions are given with respect to the election of directors or the approval, on an advisory basis (non-binding), of the compensation of Columbia’s named executive officers your broker cannot vote your shares on these proposals.
How many votes are needed to hold the Annual Meeting?
A majority of Columbia’s outstanding shares as of the Record Date (a quorum) must be present at the Annual Meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if a shareholder is present and votes online at the virtual meeting or has properly submitted a proxy card. As of the Record Date for the Annual Meeting, 78,706,184 shares of Columbia common stock were outstanding and eligible to vote. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to a matter on which the broker has expressly not voted. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (i) the broker has not received voting instructions from the beneficial owner and (ii) the broker lacks discretionary voting power to vote such shares.
What vote is required to elect directors?
In an uncontested election, a nominee for election to a position on the Board will be elected as a director if the votes cast For the nominee exceed the votes cast Against the nominee (known as majority voting). The term of any director who does not receive a majority of votes cast in an election held under that standard terminates on the earliest to occur of: (i) 90 days after the date election results are certified; (ii) the date the director resigns; and (iii) the date the Board fills the position. Our Bylaws provide that an election is considered “contested,” and will be held under a plurality standard, if there are shareholder nominees for director pursuant to the advance notice provision in Section 1.17 of our Bylaws who are not withdrawn by the advance notice deadline set forth in that section. You may vote For, Against, or Abstain from voting for the listed nominees. The following will not be votes cast and will have no effect on the election of any director nominee: (i) a share whose ballot is marked as abstain; (ii) a share otherwise present at the meeting but for which there is an abstention; and (iii) a share otherwise present at the meeting as to which a shareholder gives no authority or direction. Shareholders may not cumulate their votes in the election of directors.
What vote is required to approve the advisory (non-binding) resolution on the compensation of Columbia’s executive officers?
The affirmative vote For by a majority of those shares present online or by proxy and voting on this matter is required on the advisory (non-binding) resolution on the compensation of Columbia’s named executive officers. You may vote For, Against or Abstain from approving the advisory (non-binding) resolution to approve named executive officer compensation. Abstentions and broker non-votes will have no effect on the outcome of the proposal.
49	2022 Proxy Statement

What vote is required to ratify the appointment of the independent registered public accounting firm?
The proposal to ratify the appointment of Deloitte as Columbia’s independent registered public accounting firm will be adopted if a majority of the votes present online or by proxy and voting on this matter are cast For the proposal. You may vote For, Against or Abstain from approving the proposal. Abstentions and broker non-votes will have no effect on the outcome of the proposal.
Can I vote on other matters?
We have not received timely notice of any shareholder proposals to be considered at the Annual Meeting, and the Board does not know of any other matters to be brought before the Annual Meeting.
Who is soliciting my proxy and who is paying the cost of solicitation?
The Board is soliciting proxies for use at the 2022 Annual Meeting. Certain directors, officers and employees of Columbia and its banking subsidiary, Columbia State Bank, or its trust company subsidiary, Columbia Trust Company, may solicit proxies by mail, telephone, facsimile, or in person.
We will pay for the costs of solicitation. We do not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners of our common stock. However, management may, if it determines it necessary to obtain the requisite shareholder vote, retain the services of a proxy solicitation firm.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the Annual Meeting. We will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting our website at www.columbiabank.com, the SEC’s website at www.sec.gov, or by writing to: Columbia Banking System, Inc., Attention: Corporate Secretary, 1301 “A” Street, Tacoma, Washington, 98402-4200.
When are proposals and director nominations for the 2023 Annual Meeting due?
In order to be considered for inclusion in our proxy statement and proxy card, proposals by shareholders to transact business at Columbia’s 2023 Annual Meeting must be delivered to Columbia’s Secretary no later than November 15, 2022 and should contain such information as is required under our Bylaws. Such proposals will also need to comply with the SEC’s regulations regarding the inclusion of shareholder proposals in Columbia-sponsored proxy materials. In order for a shareholder proposal to be raised from the floor during next year’s annual meeting, or for a shareholder to nominate a person or persons for a director, written notice must be received by us no earlier than the 150th day and no later than the 120th day prior to the first anniversary of the 2022 Annual Meeting (meaning no earlier than November 28, 2022, and no later than December 28, 2022), and should contain such information as required under our Bylaws. However, if the date of the 2023 Annual Meeting is more than 30 days before or more than 60 days after the anniversary of the 2022 Annual Meeting, notice must be delivered no earlier than the 150th day and no later than the 120th day prior to the date of the 2023 Annual Meeting or, if the first public announcement of the 2023 Annual Meeting date is less than ten days before the meeting date, notice must be delivered no later than the 10th day following the date of the Company’s first public announcement of the 2023 Annual Meeting date.
In addition to satisfying the foregoing requirements, to comply with the new universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Columbia’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 26. To be in proper form, a shareholder’s notice must include the specified information concerning the proposal or director nominee as described in our Bylaws. The Company will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements for submitting a proposal or nomination.
Notice of intention to present proposals at the 2023 Annual Meeting, or to obtain a copy of the detailed procedures regarding notice requirements for proposals or director nominations, should be directed to Columbia’s Corporate Secretary, 1301 “A” Street, Tacoma, Washington 98402-4200.
WE URGE YOU TO VOTE VIA THE INTERNET OR TELEPHONE ACCORDING TO THE INSTRUCTIONS ON THE NOTICE OR REQUEST A PROXY CARD AND SIGN AND RETURN IT WHEN RECEIVED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.
2022 Proxy Statement	50

Appendix A
Non-GAAP Financial Measures
The Company considers its operating noninterest expense and its ratio to average assets to be important measurements as they more closely reflect the ongoing operating leverage of the Company. Additionally, presentation of this measure and ratio allows readers to compare certain aspects of the Company’s noninterest expense to other organizations. Despite the importance of these measures to the Company, there are no standardized definitions for them and, as a result, the Company’s calculations may not be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following tables reconcile the Company’s calculation of the operating noninterest expense and its ratio to average assets.
	Twelve Months Ended December 31,
	2021	2020
	($ in thousands)
Noninterest expense (numerator A)	$360,304	$334,519
Adjustments to arrive at operating noninterest expense:
Merger-related expenses	(14,514)	—
Provision for unfunded loan commitments	(200)	(3,300)
B&O Taxes	(5,903)	(4,970)
Net benefit of operation of OREO	(66)	315
Operating noninterest expense (numerator B)	$339,621	$326,564
Average assets (denominator)	$18,448,135	$15,401,219
Noninterest expense to average assets (numerator A / denominator)	1.95%	2.17%
Operating noninterest expense to average assets (numerator B / denominator)	1.84%	2.12%
The Company also considers its core pre-tax, pre-provision return, its ratio to average assets and average tangible common equity, as well as its ratio of average nonperforming assets to period end total loans and OREO to be important measurements as they more closely reflect the ongoing operating leverage of the Company. Additionally, presentation of these measures and ratios allow readers to compare certain aspects of the Company’s pre-tax, pre-provision return to other organizations. Despite the importance of these measures to the Company, there are no standardized definitions for them and, as a result, the Company’s calculations may not be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following table reconciles the Company’s calculation of core pre-tax, pre-provision income:
	Twelve Months Ended December 31,
Core pre-tax, pre-provision income:	2021	2020
	($ in thousands)
Income before income taxes	$256,509	$192,392
Provision for credit losses	4,800	77,700
Provision for unfunded commitments	200	3,300
B&O taxes	5,903	4,970
Merger-related costs	14,514	—
Core pre-tax, pre-provision income	$281,926	$278,362
A-1

The following table reconciles the Company’s calculation of the core pre-tax, pre-provision return on average assets:
	Twelve Months Ended December 31,
	2021	2020
	($ in thousands)
Income before income taxes	$256,509	$192,392
Adjustments to arrive at core pre-tax, pre-provision income:
Provision for credit losses	4,800	77,700
Provision for unfunded loan commitments	200	3,300
B&O Taxes	5,903	4,970
Merger-related expenses	14,514	—
Core pre-tax, pre-provision income (numerator)	$281,926	$278,362
Average assets (denominator)	$18,448,135	$15,401,219
Core pre-tax, pre-provision return on average assets (numerator / denominator)	1.53%	1.81%
The following table reconciles the Company’s calculation of the core pre-tax, pre-provision return on average tangible common equity:
	Twelve Months Ended December 31,
	2021	2020
	($ in thousands)
Income before taxes	$256,509	$192,392
Adjustments to arrive at core pre-tax, pre-provision income:
Provision for credit losses	4,800	77,700
Provision for unfunded loan commitments	200	3,300
Amortization of intangibles	7,987	8,724
B&O Taxes	5,903	4,970
Merger-related expenses	14,514	—
Core pre-tax, pre-provision income, excluding amortization of intangibles (numerator)	$289,913	$287,086
Average shareholders’ equity	$2,402,455	$2,263,276
Average intangibles	(806,345)	(796,762)
Average tangible common equity (denominator)	$1,596,110	$1,466,514
Core pre-tax, pre-provision return on average tangible common equity (numerator / denominator)	18.16%	19.58%
The following table reconciles the Company’s calculation of the ratio of average nonperforming assets to period end total loans, OREO and OPPO:
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
	($ in thousands)
Nonperforming assets (numerator)	$23,422	$24,557	$24,402	$34,102
Loans, net of unearned income	10,641,937	9,521,385	9,693,116	9,676,318
OREO and OPPO	381	381	381	521
Loans, OREO (denominator)	$10,642,318	$9,521,766	$9,693,49,	$9,676,839
Nonperforming assets to total loans and OREO (numerator / denominator)	0.22%	0.26%	0.25%	0.35%
2021 Four Quarter Average
Nonperforming assets to total loans and OREO - four quarter average	0.271%
A-2

Columbia Banking System, Inc.

COLUMBIA BANKING SYSTEM,INC.
C/O BROADRIDGE
PO BOX 1342
BRENTWOOD, NY 11717

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Craig D. Eerkes	☐	☐	☐
1b. Laura Alvarez Schrag	☐	☐	☐
1c. Ford Elsaesser	☐	☐	☐
1d. Mark A. Finkelstein	☐	☐	☐
1e. Eric S. Forrest	☐	☐	☐
1f. Michelle M. Lantow	☐	☐	☐
1g. Randal L. Lund	☐	☐	☐
1h. Tracy Mack-Askew	☐	☐	☐
1i. S. Mae Fujita Numata	☐	☐	☐
1j. Elizabeth W. Seaton	☐	☐	☐
1k. Clint E. Stein	☐	☐	☐
1l. Janine T. Terrano	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To vote on an advisory (non-binding) resolution to approve the compensation of Columbia's named executive officers.	☐	☐	☐
3. To vote on an advisory (non-binding) resolution to appoint Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year ending December 31, 2022.	☐	☐	☐

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Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000544161_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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COLUMBIA BANKING SYSTEM, INC.
Annual Meeting of Shareholders
April 27, 2022 10:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The undersigned shareholder of COLUMBIA BANKING SYSTEM, INC. ("Columbia") hereby nominates, constitutes and appoints Craig D. Eerkes and Clint E. Stein, and each of them (with full power to act alone), the true and lawful attorneys and proxies, each with full power of substitution, for me and in my name, place and stead, to act and to vote all of the Common Stock of Columbia standing in my name and on its books on March 2, 2022 at the Annual Meeting of Shareholders to be held live via webcast **www.virtualshareholdermeeting.com/COLB2022** at 10:00 AM Pacific Time, and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as shown on the reverse side.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders for the April 27, 2022 Annual Meeting, and the accompanying documents forwarded therewith, and ratifies all lawful action taken by the above-named attorneys and proxies.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES LISTED AND "FOR" PROPOSALS 2 AND 3.

0000544161_2 R1.0.0.24

Continued and to be signed on reverse side